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                                                                     EXHIBIT 2.0

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              EUROBANCSHARES, INC.
                              HATO REY, PUERTO RICO

                                    EUROBANK
                             HATO REY, PUERTO RICO

                                       AND

                     THE BANK & TRUST COMPANY OF PUERTO RICO
                              HATO REY, PUERTO RICO

                          DATED AS OF FEBRUARY 24, 2004

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                                TABLE OF CONTENTS

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ARTICLE I. ACQUISITION OF B&T BY EUROBANCSHARES ..............................................................       2

    Section 1.01  The Merger .................................................................................       2
    Section 1.02  Effects of the Merger ......................................................................       2
    Section 1.03  Certificate of Incorporation and Bylaws ....................................................       2
    Section 1.04  Directors and Officers .....................................................................       2
    Section 1.05  Conversion of the B&T Stock. ...............................................................       2
    Section 1.06  Excluded Assets ............................................................................      11
    Section 1.07  Organization of Special Purpose Vehicle. ...................................................      11
    Section 1.08  Lease Termination and Potential Escrow of Funds ............................................      15
    Section 1.09  Merger Consideration Schedule and Escrow. ..................................................      16
    Section 1.10  Shareholders' Meeting ......................................................................      16
    Section 1.11  Dissenting Shareholders ....................................................................      16
    Section 1.12  Delivery of Consideration; Exchange of Certificates ........................................      17
    Section 1.13  Alternate Acquisition Proposal .............................................................      17

ARTICLE II.       THE CLOSING AND THE CLOSING DATE ...........................................................      17

    Section 2.01  Time and Place of the Closing and Closing Date .............................................      17
    Section 2.02  Actions to be Taken at the Closing by B&T ..................................................      18
    Section 2.03  Actions to be Taken at the Closing by EuroBancshares and Eurobank ..........................      19
    Section 2.04  Further Assurances .........................................................................      20
    Section 2.05  Effective Date .............................................................................      20

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF B&T ......................................................      20

    Section 3.01  Organization and Qualification .............................................................      21
    Section 3.02  Execution and Delivery .....................................................................      21
    Section 3.03  B&T Capitalization .........................................................................      21
    Section 3.04  Compliance with Laws, Permits and Instruments ..............................................      22
    Section 3.05  B&T Financial Statements ...................................................................      22
    Section 3.06  B&T Call Reports ...........................................................................      22
    Section 3.07  Litigation .................................................................................      23
    Section 3.08  Consents and Approvals .....................................................................      23
    Section 3.09  Undisclosed Liabilities ....................................................................      23
    Section 3.10  Title to Assets ............................................................................      23
    Section 3.11  Absence of Certain Changes or Events .......................................................      24
    Section 3.12  Leases, Contracts and Agreements ...........................................................      26
    Section 3.13  Taxes ......................................................................................      27
    Section 3.14  Insurance ..................................................................................      27
    Section 3.15  No Adverse Change ..........................................................................      28
    Section 3.16  Proprietary Rights .........................................................................      28
    Section 3.17  Transactions with Certain Persons and Entities .............................................      28
    Section 3.18  Evidences of Indebtedness ..................................................................      28
    Section 3.19  Employee Relationships .....................................................................      29
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    Section 3.20  Condition of Assets ........................................................................      29
    Section 3.21  Environmental Compliance ...................................................................      29
    Section 3.22  Regulatory Compliance ......................................................................      30
    Section 3.23  Absence of Certain Business Practices ......................................................      30
    Section 3.24  Proxy Statement ............................................................................      30
    Section 3.25  Dissenting Shareholders ....................................................................      31
    Section 3.26  Books and Records ..........................................................................      31
    Section 3.27  Forms of Instruments, Etc ..................................................................      31
    Section 3.28  Fiduciary Responsibilities .................................................................      31
    Section 3.29  Guaranties .................................................................................      31
    Section 3.30  Voting Trust or Buy-Sell Agreements ........................................................      31
    Section 3.31  Employee Benefit Plans .....................................................................      31
    Section 3.32  Corporate Trust Operations. ................................................................      33
    Section 3.33  Representations Not Misleading .............................................................      35

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES OF EUROBANCSHARES AND EUROBANK                                     35

    Section 4.01  Organization and Qualification of EuroBancshares ...........................................      35
    Section 4.02  Organization and Qualification of Eurobank .................................................      35
    Section 4.03  Execution and Delivery .....................................................................      35
    Section 4.04  EuroBancshares Capitalization ..............................................................      36
    Section 4.05  Eurobank Capitalization ....................................................................      36
    Section 4.06  Compliance with Laws, Permits and Instruments ..............................................      36
    Section 4.07  Litigation .................................................................................      36
    Section 4.08  Consents and Approvals .....................................................................      37
    Section 4.09  EuroBancshares Financial Statements ........................................................      37
    Section 4.10  Proxy Statement ............................................................................      37
    Section 4.11  Financing ..................................................................................      37
    Section 4.12  Representations Not Misleading .............................................................      37
    Section 4.13  No Adverse Change ..........................................................................      38

ARTICLE V.        COVENANTS OF B&T ...........................................................................      38

    Section 5.01  Best Efforts ...............................................................................      38
    Section 5.02  Information for Applications and Statements ................................................      38
    Section 5.03  Required Acts of B&T .......................................................................      38
    Section 5.04  Prohibited Acts of B&T .....................................................................      39
    Section 5.05  Due Diligence Review; Right to Terminate. ..................................................      42
    Section 5.06  Invitations to and Attendance at Directors' and Committee Meetings .........................      44
    Section 5.07  Additional Financial Statements and Tax Returns ............................................      44
    Section 5.08  Untrue Representations .....................................................................      44
    Section 5.09  Litigation and Claims ......................................................................      44
    Section 5.10  Notice of Material Adverse Changes .........................................................      44
    Section 5.11  Acquisition Proposals. .....................................................................      44
    Section 5.12  Consents and Approvals .....................................................................      46
    Section 5.13  Environmental Investigation; Right to Terminate Agreement. .................................      46
    Section 5.14  Conforming Accounting and Reserve Policies; Restructuring Expenses. ........................      48
    Section 5.15  Proxies                                                                                           49
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    Section 5.16  Formation and Organization of the Special Purpose Vehicle ..................................      49
    Section 5.17  Termination of Change in Control and Employee Contracts ....................................      49
    Section 5.18  Exercise or Termination of Stock Options ...................................................      49
    Section 5.19  Employee Plans .............................................................................      49
    Section 5.20  Closing of B&T Branches ....................................................................      49
    Section 5.21  Director's and Officer's Insurance .........................................................      50
    Section 5.22  Disposition and Establishment of Participation Interest in Certain B&T Loan ................      50
    Section 5.23  Disposition or Establishment of Repayment Plan for Certain B&T Loan ........................      50
    Section 5.24  Settlement of Certain Litigation Matters ...................................................      50
    Section 5.25  Termination of Certain Relationships .......................................................      50

ARTICLE VI.       COVENANTS OF EUROBANCSHARES AND EUROBANK ...................................................      51

    Section 6.01  Best Efforts ...............................................................................      51
    Section 6.02  Information for Applications and Statements ................................................      51
    Section 6.03  Untrue Representations .....................................................................      51
    Section 6.04  Litigation and Claims ......................................................................      51
    Section 6.05  Regulatory and Other Approvals .............................................................      51
    Section 6.06  Notice of Material Adverse Change ..........................................................      52
    Section 6.07  Employee Matters. ..........................................................................      52
    Section 6.08  Request for Tax Ruling .....................................................................      52

ARTICLE VII.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF B&T .............................................      53

    Section 7.01  Compliance with Representations, Warranties and Agreements .................................      53
    Section 7.02  Shareholder Approvals ......................................................................      53
    Section 7.03  Government and Other Approvals .............................................................      53
    Section 7.04  No Litigation ..............................................................................      53
    Section 7.05  Revenue Ruling from the Department of Treasury .............................................      54
    Section 7.06  Fairness Opinion ...........................................................................      54
    Section 7.07  Designation of Preferred Stock .............................................................      54

ARTICLE VIII.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EUROBANCSHARES AND EUROBANK ....................      54

    Section 8.01  Compliance with Representations, Warranties and Agreements .................................      54
    Section 8.02  Shareholder Approvals ......................................................................      54
    Section 8.03  Government and Other Approvals .............................................................      55
    Section 8.04  No Litigation ..............................................................................      55
    Section 8.05  No Material Adverse Change .................................................................      55
    Section 8.06  Director Support Agreements ................................................................      55
    Section 8.07  Releases of Directors and Officers .........................................................      55
    Section 8.08  Termination of Change in Control and Employee Contracts ....................................      56
    Section 8.09  Exercise or Termination of Stock Options ...................................................      56
    Section 8.10  Long-Term Lease Arrangement ................................................................      56
    Section 8.11  Option to Terminate Service Contracts ......................................................      56
    Section 8.12  Auditor Opinion ............................................................................      56
    Section 8.13  Administrative and Regulatory Actions ......................................................      56
    Section 8.14  Securities Laws Exemptions .................................................................      56
    Section 8.15  Revenue Ruling from the Department of Treasury .............................................      57
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    Section 8.16  Closing of B&T Branches ....................................................................      57
    Section 8.17  Formation and Organization of the Special Purpose Vehicle ..................................      57
    Section 8.18  Closing Financial Statements ...............................................................      57
    Section 8.19  Legal Opinion ..............................................................................      57
    Section 8.20  Guaranty Agreement .........................................................................      58
    Section 8.21  Fairness Opinion ...........................................................................      58
    Section 8.22  Disposition or Establishment of Participation Interest in Certain B&T Loan .................      58
    Section 8.23  Disposition or Establishment of Repayment Plan for Certain B&T Loan ........................      58
    Section 8.24  Director's and Officer's Insurance .........................................................      58

ARTICLE IX.       TERMINATION AND ABANDONMENT ................................................................      58

     Section 9.01 Right of Termination .......................................................................      58
     Section 9.02 Notice of Termination ......................................................................      59
     Section 9.03 Effect of Termination ......................................................................      59

ARTICLE X.        CONFIDENTIAL INFORMATION ...................................................................      60

    Section 10.01 Definition of "Recipient," "Disclosing Party" and "Representative" .........................      60
    Section 10.02 Definition of "Subject Information" ........................................................      60
    Section 10.03 Confidentiality ............................................................................      60
    Section 10.04 Securities Law Concerns ....................................................................      61
    Section 10.05 Return of Subject Information ..............................................................      61
    Section 10.06 Specific Performance/Injunctive Relief .....................................................      61

ARTICLE XI.       MISCELLANEOUS ..............................................................................      61

    Section 11.01 Survival of Representations and Warranties; Indemnification. ...............................      61
    Section 11.02 Expenses ...................................................................................      62
    Section 11.03 Brokerage Fees and Commissions .............................................................      62
    Section 11.04 Entire Agreement ...........................................................................      62
    Section 11.05 Further Cooperation ........................................................................      63
    Section 11.06 Severability ...............................................................................      63
    Section 11.07 Notices ....................................................................................      63
    Section 11.08 GOVERNING LAW ..............................................................................      64
    Section 11.09 Multiple Counterparts ......................................................................      64
    Section 11.10 Certain Definitions ........................................................................      65
    Section 11.11 Specific Performance .......................................................................      66
    Section 11.12 Attorneys' Fees and Costs ..................................................................      66
    Section 11.13 Rules of Construction ......................................................................      66
    Section 11.14 Binding Effect; Assignment .................................................................      66
    Section 11.15 Public Disclosure ..........................................................................      67
    Section 11.16 Extension; Waiver ..........................................................................      67
    Section 11.17 Amendments .................................................................................      67
    Section 11.18 Delivery of Schedules to Confidential Disclosure Memorandum ................................      67
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EXHIBITS

Exhibit A   -    Director Support Agreement
Exhibit B   -    Voting Agreement and Irrevocable Proxy
Exhibit C   -    Form of Director Release
Exhibit D   -    Form of Officer Release
Exhibit E   -    Form of Legal Opinion
Exhibit F   -    Form of Certificate of Designation of Preferred Stock
Exhibit G   -    List of Directors and Executive Officers of Eurobank

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                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 24th day of February, 2004, by and among EUROBANCSHARES, INC., a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Commonwealth") and registered as a bank holding company with its principal offices in Hato Rey, Puerto Rico ("EuroBancshares"), EUROBANK, a commercial bank organized under the laws of the Commonwealth with its principal offices in Hato Rey, Puerto Rico ("Eurobank"), and THE BANK & TRUST COMPANY OF PUERTO RICO, a commercial bank organized under the laws of the Commonwealth with its principal offices in Hato Rey, Puerto Rico ("B&T").

                              W I T N E S S E T H:

     WHEREAS, EuroBancshares owns all of the issued and outstanding shares of voting common stock, par value $1.00 per share, of Eurobank;

     WHEREAS, EuroBancshares proposes to acquire (i) all of the issued and outstanding shares of voting common stock, par value $2.50 per share, of B&T (the "B&T Common Stock"), (ii) all of the issued and outstanding shares of Series A 7.50% non-cumulative, convertible, perpetual, monthly income, preferred stock, par value $10.00 per share, of B&T (the "Series A Preferred Stock"), and
(iii) all of the issued and outstanding shares of Series B 9.625% non-cumulative, non-convertible, term monthly, preferred stock, par value $10.00 per share, of B&T with a liquidation preference of $25.00 (the "Series B Preferred Stock," and together with the B&T Common Stock and the Series A Preferred Stock, the "B&T Stock"), through the merger of B&T with and into Eurobank (the "Merger");

      WHEREAS, EuroBancshares, Eurobank, and B&T believe that the Merger, as provided for and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of EuroBancshares, Eurobank, B&T and their respective shareholders;

      WHEREAS, EuroBancshares, Eurobank, and B&T desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby;

      WHEREAS, the respective boards of directors of EuroBancshares, Eurobank, and B&T have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement; and

      WHEREAS, the parties intend the Merger to be treated as a "tax free reorganization" within the meaning of Section 1112(g)(1)(A) of the Internal Revenue Code of Puerto Rico.

      NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, EuroBancshares, Eurobank, and B&T undertake, promise, covenant and agree with each other as follows:

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                                   ARTICLE I.
                      ACQUISITION OF B&T BY EUROBANCSHARES

      Section 1.01 The Merger. Subject to the terms and conditions of this Agreement, B&T shall be merged with and into Eurobank pursuant to the provisions of the Puerto Rico Banking Law (the "Banking Law").

      Section 1.02 Effects of the Merger. The Merger shall have the effects set forth in Section 91 of the Banking Law. Following the Merger, Eurobank shall continue as the bank resulting from the Merger (the "Resulting Bank"), and the separate corporate existence of B&T shall cease. The name of the Resulting Bank shall be "Eurobank." The existing offices and facilities of Eurobank and B&T immediately preceding the Merger shall be the offices and facilities of the Resulting Bank following the Merger. At the Effective Date, all rights, title and interests to all real estate and other property owned by each of B&T and Eurobank shall be allocated to and vested in the Resulting Bank without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Date, all liabilities and obligations of B&T and Eurobank shall be allocated to the Resulting Bank, and the Resulting Bank shall be the primary obligor therefor and no other party to the Merger shall be liable therefor. At the Effective Date (as defined in Section 2.05 of this Agreement), any proceeding pending by or against either B&T or Eurobank may be continued as if the Merger did not occur, or the Resulting Bank may be substituted in the proceedings.

      Section 1.03 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of Eurobank as in effect immediately prior to the Effective Date shall be unchanged and unaffected as a result of the Merger and will continue to be the Certificate of Incorporation and Bylaws, respectively, of Eurobank, until amended or repealed as provided therein or by applicable law.

      Section 1.04 Directors and Officers. The directors and officers of Eurobank immediately prior to the Effective Date shall continue to serve as the directors and officers of Eurobank following the Merger in accordance with the Certificate of Incorporation and Bylaws of Eurobank, as in effect at that time, or as otherwise provided by law. A list of the directors and executive officers of Eurobank is attached hereto as Exhibit G to this Agreement.

      Section 1.05 Conversion of the B&T Stock.

            A. At the Effective Date and except as otherwise set forth herein or under applicable law, by virtue of this Agreement and without any further action on the part of any holder of B&T Stock ("B&T
      Shareholders"), each B&T Shareholder (other than shareholders who have perfected their dissenters' rights) who:

                  (i) is a bona fide resident of the Commonwealth or any country other than the United States of America; and

                  (ii) owns, individually and not jointly with any other person or entity (unless such shareholder is a natural person and owns the shares jointly with his

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            or her spouse who has the same home as such shareholder), at least
            1,500 shares of B&T Common Stock;

shall be entitled to receive from EuroBancshares, in exchange for the shares of B&T Common Stock owned by such B&T Shareholder as of the Effective Date, a number of shares of common stock of EuroBancshares, par value $0.01 per share (the "EuroBancshares Common Stock"), equal to the product of (a) the aggregate number of shares of B&T Common Stock owned by such B&T Shareholder, multiplied by (b) the Common Stock Exchange Ratio (as defined below) (the "Common Stock Consideration"); provided, however, that in lieu of receiving the Common Stock Consideration, such B&T Shareholder may elect, at or prior to the Shareholders' Meeting (as defined in Section 1.10), to receive the Common Stock Cash Consideration described below; provided, further, that in the event that the number of shares of B&T Common Stock held by B&T Shareholders that are entitled to receive Common Stock Cash Consideration pursuant to Section 1.05B below (whether by election pursuant to this Section 1.05A or otherwise) exceeds thirty- four percent (34%) of the total number of issued and outstanding shares of B&T Common Stock as of the Effective Time, then EuroBancshares shall reduce the amount of Common Stock Cash Consideration to be paid to such shareholders (on a pro rata basis) such that the total number of shares of B&T Common Stock that will be converted into the right to receive Common Stock Cash Consideration is equal to no more than thirty-four percent (34%) of the number of shares of B&T Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, and shall issue to such shareholders a number of shares of EuroBancshares Common Stock computed in accordance with the Common Stock Exchange Ratio described above. For purposes of clarification, in the event that a B&T Shareholder elects to receive Common Stock Cash Consideration pursuant to this Section 1.05A, such B&T Shareholder shall not be entitled to receive any shares of EuroBancshares Common Stock as part of the Common Stock Consideration, except to the extent that shares of EuroBancshares Common Stock are issued to such shareholders as a result of the over-allotment of the Common Stock Cash Consideration as described above. Notwithstanding the foregoing, in the event that any B&T Shareholder that satisfies the conditions set forth above but fails to properly certify to EuroBancshares and Eurobank, at or prior to the Shareholders' Meeting, that such shareholder is a bona fide resident of the Commonwealth or any country other than the United States, then EuroBancshares may, in its sole discretion, disqualify such shareholder from receiving Common Stock Consideration described in this Section 1.05A and permit such shareholder to receive only the Common Stock Cash Consideration described in Section 1.05B below. Notwithstanding the foregoing, no fractional shares of EuroBancshares Common Stock shall be issued. In lieu thereof, each holder of B&T Common Stock entitled to a fractional share of EuroBancshares Common Stock shall be paid an amount in cash equal to the product of (a) the fractional share of EuroBancshares Common Stock that such holder would otherwise have been entitled to receive, multiplied by (b) the EuroBancshares FMV (as defined below).

            B. At the Effective Date and except as otherwise set forth herein or under applicable law, by virtue of this Agreement and without any further action on the part of any B&T Shareholder, each B&T Shareholder (other than shareholders who have perfected their dissenters' rights) who properly elects, pursuant to Section 1.05A above,

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to receive the Common Stock Cash Consideration, each B&T Shareholder that is disqualified by EuroBancshares or Eurobank from receiving Common Stock Consideration in accordance with Section 1.05A above, and each B&T Shareholder (other than shareholders who have perfected their dissenters' rights) who :

                  (i) is not a bona fide resident of the Commonwealth or any country other than the United States of America; and


                  (ii)  owns one or more shares of B&T Common Stock;

shall be entitled to receive cash in an amount equal to the product of (a) the Common Stock Consideration that such shareholder would otherwise have been entitled to receive if such shareholder had met the conditions specified in clauses (i) and (ii) of Section 1.05A above, multiplied by (b) the EuroBancshares FMV (the "Common Stock Cash Consideration").

            C. At the Effective Date and except as otherwise set forth herein or under applicable law, by virtue of this Agreement and without any further action on the part of any B&T Shareholders, each B&T Shareholder (other than shareholders who have perfected their dissenters' rights) who:

                  (i) is a bona fide resident of the Commonwealth or any country other than the United States of America; and

                  (ii) owns, individually and not jointly with any other person or entity (unless such shareholder is a natural person and owns the shares jointly with his or her spouse who has the same home as such shareholder), one or more shares of Series A Preferred Stock;

shall be entitled to receive from EuroBancshares, in exchange for the shares of Series A Preferred Stock owned by such B&T Shareholder as of the Effective Date, a number of shares of Series A preferred stock of EuroBancshares having such rights and preferences set forth on Exhibit F ("EuroBancshares Preferred Stock"), equal to the number of shares of Series A Preferred Stock owned by such B&T Shareholder as of the Effective Date ("Series A Preferred Stock Consideration"); provided, however, that in lieu of receiving the Series A Preferred Stock Consideration, such B&T Shareholder may elect, at or prior to the Shareholders' Meeting, to receive either of the following:

                  (i) a number of shares of EuroBancshares Common Stock equal to the product of (a) the aggregate number of shares of Series A Preferred Stock owned by such B&T Shareholder multiplied by (b) the Series A Exchange Ratio (as defined below) (the "Series A Common Stock Consideration"); or

                  (ii) the Series A Cash Consideration, described below; provided, however, that in the event that the holders of more than fifty percent (50%) of the issued and outstanding shares of Series A Preferred Stock become entitled to receive the Series A Cash Consideration pursuant to Section 1.05D below (whether by election pursuant to this Section 1.05C or otherwise), then

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            EuroBancshares shall reduce the amount of Series A Cash
            Consideration to be paid to such shareholders (on a pro rata basis) such that the total number of shares of Series A Preferred Stock that will be converted into the right to receive Series A Cash Consideration is equal to no more than fifty percent (50%) of the number of shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Date of the Merger, and shall issue to such shareholders a number of shares of EuroBancshares Preferred Stock computed in accordance with the Series A Exchange Ratio described above.

      For purposes of clarification, in the event that a B&T Shareholder elects to receive either Series A Common Stock Consideration or Series A Cash Consideration pursuant to this Section 1.05C, such B&T Shareholder shall not be entitled to receive any shares of EuroBancshares Preferred Stock as part of the Series A Preferred Stock Consideration, except to the extent that shares of EuroBancshares Preferred Stock are issued to such shareholders as a result of the over-allotment of Series A Cash Consideration as described in the immediately preceding section. Notwithstanding the foregoing, in the event that any B&T Shareholder that satisfies the conditions set forth above but fails to properly certify to EuroBancshares and Eurobank, at or prior to the Shareholders' Meeting, that such shareholder is a bona fide resident of the Commonwealth or any country other than the United States, then EuroBancshares may, in its sole discretion, disqualify such shareholder from (i) receiving Series A Preferred Stock Consideration described in this Section 1.05C or (ii) electing to receive Series A Common Stock Consideration described in this
      Section 1.05C, and may permit such shareholder to receive only the Series A Cash Consideration described in Section 1.05D below. Notwithstanding the foregoing, no fractional shares of EuroBancshares Common Stock or EuroBancshares Preferred Stock shall be issued. In lieu thereof, each holder of Series A Preferred Stock entitled to a fractional share of EuroBancshares Common Stock shall be paid an amount in cash equal to the product of (a) the fractional share of EuroBancshares Common Stock that such holder would otherwise have been entitled to receive, multiplied by
      (b) the EuroBancshares FMV, and each holder of Series A Preferred Stock entitled to a fractional share of EuroBancshares Preferred Stock shall be paid an amount in cash equal to the product of (a) the fractional share of EuroBancshares Preferred Stock that such holder would otherwise have been entitled to receive, multiplied by (b) $25.00.

            D. At the Effective Date and except as otherwise set forth herein or under applicable law, by virtue of this Agreement and without any further action on the part of any B&T Shareholder, each B&T Shareholder (other than shareholders who have perfected their dissenters' rights) who properly elects pursuant to Section 1.05C above, to receive the Series A Cash Consideration, each B&T Shareholder that is disqualified by EuroBancshares or Eurobank from receiving Series A Preferred Stock Consideration and Series A Common Stock Consideration in accordance with
      Section 1.05C above, and each B&T Shareholder (other than shareholders who have perfected their dissenters' rights) who :

                  (i) is not a bona fide resident of the Commonwealth or any country other than the United States of America; and

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                  (ii)  owns one or more shares of Series A Preferred Stock;

      shall be entitled to receive cash in an amount equal to $23.12 for each share of Series A Preferred Stock owned by such shareholder (the "Series A Cash Consideration").

            E. At the Effective Date and except as otherwise set forth herein or under applicable law, by virtue of this Agreement and without any further action on the part of any B&T Shareholder, each B&T Shareholder (other than shareholders who have perfected their dissenters' rights) who:

                  (i) is a bona fide resident of the Commonwealth or any country other than the United States of America; and

                  (ii)  owns one or more shares of Series B Preferred Stock;

      shall be entitled to receive from EuroBancshares, in exchange for each share of Series B Preferred Stock owned by such B&T Shareholder, (a) one
      (1) share of EuroBancshares Preferred Stock, plus (b) cash in an amount equal to $1.34 per share (the "Series B Preferred Stock Consideration"); provided, however, that in lieu of receiving the Series B Preferred Stock Consideration, such B&T Shareholder may elect, at or prior to the Shareholders' Meeting (as defined in Section 1.10), to receive the Series B Cash Consideration described below; provided, further, that in the event that the holders of more than thirty-four percent (34%) of the issued and outstanding shares of Series B Preferred Stock become entitled to receive the Series B Cash Consideration pursuant to Section 1.05F below (whether by election pursuant to this Section 1.05E or otherwise), then EuroBancshares shall reduce the amount of Series B Cash Consideration to be paid to such shareholders (on a pro rata basis) such that the total number of shares of Series B Preferred Stock that will be converted into the right to receive Series B Cash Consideration is equal to no more than thirty- four percent (34%) of the number of shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Date of the Merger, and shall issue to such shareholders one (1) share of EuroBancshares Preferred Stock in exchange for each remaining share of Series B Preferred Stock that is not converted into the right to receive Series B Cash Consideration. Notwithstanding the foregoing, in the event that any B&T Shareholder that satisfies the conditions set forth above but fails to properly certify to EuroBancshares and Eurobank, at or prior to the Shareholders' Meeting, that such shareholder is a bona fide resident of the Commonwealth or any country other than the United States, then EuroBancshares may, in its sole discretion, disqualify such shareholder from receiving Series B Preferred Stock Consideration described in this
      Section 1.05E and permit such shareholder to receive only the Series B Cash Consideration described in Section 1.05F below. For purposes of clarification, in the event that a B&T Shareholder elects to receive the Series B Cash Consideration pursuant to this Section 1.05E, such B&T Shareholder shall not be entitled to receive the Series B Preferred Stock Consideration. Notwithstanding the foregoing, no fractional shares of EuroBancshares Preferred Stock shall be issued. In lieu thereof, each holder of Series B Preferred Stock entitled to a fractional share of EuroBancshares Preferred Stock shall be paid an amount in cash equal to the product of (a) the fractional share of EuroBancshares Preferred Stock that such holder would otherwise have been entitled to receive, multiplied by (b) $25.00.

            F. At the Effective Date and except as otherwise set forth herein or under applicable law, by virtue of this Agreement and without any further action on the part of any B&T Shareholder, each B&T Shareholder (other than shareholders who have perfected their dissenters' rights) who properly elects pursuant to Section 1.05E above, to receive the Series BCash Consideration, each B&T Shareholder that is disqualified by EuroBancshares or Eurobank from receiving Series B Preferred Stock Consideration in accordance with Section 1.05E above, and each B&T Shareholder (other than shareholders who have perfected their dissenters' rights) who :

                  (i) is not a bona fide resident of the Commonwealth or any country other than the United States of America; and

                  (ii)  owns one or more shares of Series B Preferred Stock;

      shall be entitled to receive cash in an amount equal to $26.34 per share (the "Series BCash Consideration, " and collectively with the Common Stock Consideration, the Common Stock Cash Consideration, the Series A Common Stock Consideration, the Series A Preferred Stock Consideration, the Series A Cash Consideration, and the Series B Preferred Stock Consideration, the "Merger Consideration").

            G. At the Effective Date and except as otherwise set forth herein or under applicable law, by virtue of this Agreement and without any further action on the part of any B&T Shareholder, each share of Series C Preferred Stock (as defined in Section 3.03), and each outstanding and unexercised option to acquire shares of B&T Stock, shall be cancelled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

            H. At the Effective Date and except as otherwise set forth herein or under applicable law, by virtue of this Agreement and without any further action on the part of any B&T Shareholder, each share of B&T Stock that, immediately prior to the Effective Date, is held as treasury stock of B&T shall be cancelled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

            I. For purposes of this Section 1.05, the following definitions shall apply:

                  (i) "Series A Exchange Ratio" shall mean (a) $23.12 divided by (b) the EuroBancshares FMV.

                  (ii)  "Series A Merger Consideration" shall mean the sum of
            (i) the aggregate amount of Series A Cash Consideration paid to B&T Shareholders with respect to their Series A Preferred Stock pursuant to Section 1.05D; (ii) the product of (A) the aggregate number of shares of EuroBancshares Common Stock delivered to B&T Shareholders with respect to their shares of Series A Preferred Stock pursuant to
            Section 1.05C, multiplied by (B) the EuroBancshares FMV; plus (iii) the product of (A) the aggregate number of shares of EuroBancshares Preferred Stock delivered to B&T Shareholders with respect to their shares of Series A Preferred Stock pursuant to Section 1.05C, multiplied by (B) $25.00.

                  (iii) "Common Stock Book Value " shall mean Tangible Net Book
            Value minus the Series A Merger Consideration.

                  (iv) "Common Stock Exchange Ratio " shall mean, for any B&T Shareholder, (a) the Common Stock Book Value of B&T, determined as of the Effective Date, divided by the EuroBancshares FMV, divided by
            (b) the aggregate number of shares of B&T Common Stock issued and outstanding immediately prior to the Effective Date.

                  (v) "Tangible Net Book Value" shall mean the stockholders' equity of B&T, determined in accordance with generally accepted accounting principles ("GAAP") (excluding the Series B Preferred Stock), determined as of the Effective Date, plus an amount equal to the following:

                        (a) the net operating losses of B&T as of December 31, 2003 (the "Current NOL's") that can be used by EuroBancshares or Eurobank during the next four (4) years as determined by KPMG, multiplied by 22.5%;

                        (b) the net operating losses of B&T, created after December 31, 2003 (the "Future NOL's," and together with the Current NOL's, the "NOL's"), multiplied by 22.5%, which amount shall not exceed $1,000,000;

      less the following:

                        (a) all intangible assets to the extent included within stockholders' equity, except non- mortgage servicing assets (except to the extent that such non- mortgage servicing assets are impaired as determined below) to the extent eligible for inclusion in Tier I Core Capital pursuant to
                  Section 325.5 of the rules and regulations promulgated by the FDIC. Any non-mortgage servicing asset or other asset subject to impairment according to SFAS No. 140, Accounting for Transfers and Servicing of Financial assets and Extinguishment of Liabilities, shall be evaluated for corresponding impairment test as of March 1, 2004;

                        (b) interest-only strips and nonfinancial equity investments required to be deducted from "Tier I" or "Core Capital" under Subpart A (12 CFR 352.2(v)) to the extent included within stockholders' equity;

                        (c) the total amount of B&T's NOL's, multiplied by 39%;

                        (d) unrealized holding losses on held-for-maturity equity securities;

                        (e) with respect to each B&T Federal Home Loan Bank ("FHLB") advance, an amount equal to the penalty and costs (in excess of the principal amount of such advance plus accrued interest to the date of repayment) related to the prepayment of such FHLB advance as of the Closing Date;

                        (f) a discount to cover the expenses to be incurred after the Closing Date related to the termination or liquidation of B&T operations set forth on Schedule 1.05I(v)(f) of the Confidential Disclosure Memorandum, which schedule shall be revised as of the Closing Date to (1) eliminate costs that the parties agree will no longer be incurred (such as payments to employees that are no longer employed by B&T on the Closing Date), (2) refine the amounts set forth thereon to accurately reflect the actual costs and expenses associated with the items set forth on such schedule, including, without limitation, any adjustments necessary to reflect any costs and expenses incurred by B&T, EuroBancshares or Eurobank in connection with their compliance with the Worker Adjustment and Retraining Notification Act, 29 U.S.C.
                  Section 2101 et seq. ("WARN Act"), with respect to any former employee of B&T that is to be terminated by EuroBancsha res or Eurobank within the first three (3) months following the Closing Date, and (3) include the amounts, if any, contemplated by Section 5.24;

                        (g) an aggregate amount of cash equal to the product of (i) $1.34 multiplied by (ii) the number of issued and outstanding shares of Series B Preferred Stock as of the Effective Date;

                        (h) the sum of (i) the book value (net of specific reserves) of any Excluded Assets, Non-Performing Assets (as defined below), cash, furniture and equipment transferred to the Special Purpose Vehicle (as defined below) pursuant to
                  Section 1.07C, and (ii) $3,876,000;

                        (i) any accrued interest and fees on all non-accrual loans and leases or any loans and leases that are ninety (90) days past due as of the Closing Date ("Non-Performing Assets");

                        (j) any outstanding items not reconciled on B&T's balance sheet accounts (as well as those items that may have been reconciled but are considered uncollectible) or otherwise which EuroBancshares believes would be inappropriate for an Exchange Act company to maintain under GAAP, which adjustments, entries and other changes are recommended by a majority of the members of a committee comprised of those individuals listed on Schedule 1.05I(v)(j) of the Confidential Disclosure Memorandum (the "Joint Committee"), or, in the event that a majority decision cannot be reached within five
                  (5) business days following the Closing Date, by KPMG in its management letter or otherwise, and such other corrections thereto as may be set forth in any management letter from KPMG;

                        (k) all incurred but unpaid or nonaccured fees and expenses of all attorneys, accountants, investment bankers and other advisors and agents for B&T for services rendered solely in connection with the transactions contemplated by this Agreement and all other incurred but unpaid or nonaccured fees and expenses associated with the transactions contemplated by this Agreement;

                        (l) all costs to be incurred after the Closing Date associated with the cancellation or termination of contracts and other agreements referenced in Section 8.08 and Section
                  8.11 (other than the leases identified on Schedule 1.05I(v)(m) of the Confidential Disclosure Memorandum and the agreements that EuroBancshares or Eurobank have agreed or may prior to the Closing Date agree to assume, which agreements as of the date hereof are identified on Schedule 1.05I(v)(l) of the Confidential Disclosure Memorandum) over and above those costs and expenses as listed on Schedule 1.05I(v)(f) of the Confidential Disclosure Memorandum;

                        (m) without duplication with Section 1.05I(v)(f), all payments required to be made after the Closing Date under the leases identified on Schedule 1.05I(v)(m) of the Confidential Disclosure Memorandum that have not been terminated prior to the Closing Date, which amounts payable under such leases are set forth on Schedule 1.05I(v)(m) of the Confidential Disclosure Memorandum, and the aggregate of which is set forth on Schedule 1.05I(v)(f) of the Confidential Disclosure Memorandum;

                        (n) an amount agreed by EuroBancshares and B&T to cover unanticipated costs relating to the Merger arising as a result of any amendment to this Agreement ; and

                        (o) an amount equal to the book value of the leasehold improvements and the furniture, fixtures and equipment relating to the B&T branch facilities located in the Municipality of Ponce; provided, however, that no such deduction shall be made from the Tangible Net Book Value if, prior to the Closing Date, B&T has executed a long-term lease agreement (not less than five (5) years) relating to such branch facilities, on terms and conditions acceptable to EuroBancshares.

                  (vi) "EuroBancshares FMV" shall mean the fair market value of a share of EuroBancshares Common Stock, which the parties agree shall be $16.25.

            J. The shares of the B&T Stock issued and outstanding at the Effective Date shall, by operation of law and without any action on the part of the holder thereof, unless dissenters' rights under applicable law are being perfected with respect thereto, be converted into the right to receive the Merger Consideration.

            K. In accordance with Section 1.12, each B&T Shareholder shall be required to surrender his shares to Eurobank, which shall act as exchange agent (the "Exchange Agent"), and upon such surrender, each such holder shall be entitled to receive from

      EuroBancshares, the Merger Consideration which such holder is entitled to receive as described in Section 1.05 of this Agreement. Until so surrendered, each such outstanding certificate representing shares of B&T Stock shall be deemed for all purposes, subject only to dissenters' rights under applicable law, to evidence solely the right to receive such Merger Consideration from EuroBancshares.

            L. Set forth on Schedule 1.05L of the Confidential Disclosure Memorandum is a Merger Consideration calculation worksheet that the parties agree shall be used to calculate the Merger Consideration to be paid to the B&T Shareholders as described in this Agreement. For illustrative purposes only, also set forth on Schedule 1.05L of the Confidential Disclosure Memorandum is a calculation of the Merger Consideration assuming the Closing had occurred on December 31, 2003.

      Section 1.06 Excluded Assets. Set forth on Schedule 1.06 of the Confidential Disclosure Memorandum is a list of certain loans and leases of B&T (which loans and leases may be listed individually and/or by category) which EuroBancshares and Eurobank have identified as having additional loss potential (each an "Excluded Asset," and collectively the "Excluded Assets"). At the Closing, EuroBancshares and Eurobank shall deliver to B&T an updated Schedule
1.06 of the Confidential Disclosure Memorandum, which schedule shall have been revised solely to remove any Excluded Asset that has been repaid in full or otherwise has become secured by additional collateral of a type and amount satisfactory to EuroBancshares and Eurobank, in their sole discretion. On the Closing Date, the Excluded Assets shall be transferred to the Special Purpose Vehicle in accordance with Section 1.07.

      Section 1.07 Organization of Special Purpose Vehicle.

            A. On or prior to the Closing Date, B&T shall establish or cause to be established a corporation under the laws of the Commonwealth (the "Special Purpose Vehicle"). The President and Chairman of the Board (collectively, the "Executive Officers") of the Special Purpose Vehicle shall act as representatives of the Special Purpose Vehicle in any dealings with EuroBancshares and Eurobank. EuroBancshares and Eurobank shall be promptly notified of any change in the Executive Officers of the Special Purpose Vehicle. The Executive Officers shall use their best efforts to achieve the objective of maximizing collections on and preserving the value of the assets held by the Special Purpose Vehicle, in accordance with prudent and reasonable commercial practices and procedures appropriate to the sale and liquidation of non-performing assets and excess assets and equipment, for the benefit of EuroBancshares and Eurobank pursuant to the indemnification provisions set forth in Section
      11.01 and for the benefit of the shareholders of the Special Purpose Vehicle upon distribution or liquidation of its assets; provided, however, that the Executive Officers shall have no personal liability to the Special Purpose Vehicle, EuroBancshares or Eurobank (except for instances of willful misconduct) and the Special Purpose Vehicle shall indemnify the Executive Officers from any and all losses incurred by the Executive Officers pertaining to the operation and management of the Special Purpose Vehicle. In performing their functions hereunder and deciding what actions to take hereunder, the Executive Officers may consider the external costs of collection, potential liabilities, likelihood of recoveries, and other relevant factors.

            B. On or prior to the Closing Date, the Executive Officers shall cause the Special Purpose Vehicle to establish an interest bearing money market account bearing interest at 1.25% per annum at Eurobank (the "SPV Account"), in which all cash of the Special Purpose Vehicle shall be deposited. On the Closing Date, the Special Purpose Vehicle shall enter into an indemnification and security agreement in form and substance acceptable to EuroBancshares and B&T (the "Indemnification Agreement"), which shall secure the indemnification obligations of B&T set forth in
      Section 11.01, (i) up to an aggregate limit of $1,000,000 (provided, however, that such limit shall be reduced to an aggregate $500,000 with respect to any claims brought or notified in writing after six (6) months following the Closing Date), with respect to a breach by B&T of the representations, warranties, covenants and other agreements set forth in this Agreement and the other agreements contemplated hereby, (ii) without limit as to amount, with respect to losses resulting from third party actions described in Schedule 1.07B(ii) of the Confidential Disclosure Memorandum, and (iii) up to an amount agreed upon by a majority of the members of the Joint Committee on or before six (6) months after the Closing Date or, absent such agreement, an amount established by a third party acceptable to a majority of the members of the Joint Committee on or before six (6) months after the Closing Date, with respect to the matters described on Schedule 1.07B(iii) of the Confidential Disclosure Memorandum. Pursuant to the terms of the Indemnification Agreement, EuroBancshares and Eurobank shall be granted a security interest in the assets of the Special Purpose Vehicle in an amount equal to $1,000,000 for the first six (6) months following the Closing Date and $500,000 plus an amount equal to the amount established pursuant to clause (iii) above and the amount, if any, reserved to cover any third party actions described in
      Schedule 1.07B(ii) of the Confidential Disclosure Memorandum thereafter until termination of the Indemnification Agreement. Notwithstanding the foregoing, the indemnification limits set forth in this Section 1.07B shall be exclusive of any legal fees, costs and related legal expenses incurred in connection with any matter described in Section 11.01; provided, however, that in no event shall the total indemnification liability of the Special Purpose Vehicle relating to a breach by B&T of the representations, warranties, covenants and other agreements set forth in this Agreement and the other agreements contemplated hereby exceed an aggregate of $1,000,000; provided, further, that, with respect to any such breaches by B&T, any amounts paid to EuroBancshares and Eurobank pursuant to the Indemnification Agreement during the first six months following the Closing Date, up to the first $500,000, shall not reduce the $500,000 indemnification limit thereafter, and any amounts paid during the first six months following the Closing Date in excess of $500,000 shall reduce the $500,000 indemnification limit thereafter on a dollar for dollar basis. The Indemnification Agreement will expire one (1) year following the Closing Date, except with respect to claims brought or notified by EuroBancshares or Eurobank in writing to the Special Purpose Vehicle prior to the first anniversary of the Closing Date. In the event that any claim is brought or notified in writing prior to the first anniversary of the Closing Date, then the Special Purpose Vehicle shall reserve an amount (not in excess of the limit provided above, if applicable) agreed by a majority of the members of the Joint Committee or, absent such agreement, an amount established by a third party acceptable to a majority of the members of the Joint Committee, sufficient to cover all expenses and losses incurred and that may be incurred by EuroBancshares and Eurobank in connection with such claim (the aggregate of all such reserved amounts plus the amount, if any, established pursuant to clause (iii) above being referred to as the "SPV Reserve"). In establishing the amount comprising the SPV Reserve, the Joint Committee and any third party appointed by the members of the Joint Committee shall take into consideration the opinion of the attorneys handling the relevant claims.

            C. On the Closing Date, B&T shall transfer the following items to the Special Purpose Vehicle in exchange for all of the shares of common stock of the Special Purpose Vehicle, and shall immediately thereafter distribute such shares to the holders of B&T Common Stock:

                  (i) an amount in cash (which amount shall not exceed $200,000) as may be determined by B&T in its sole discretion, which amount shall be used to fund the on-going operations of the Special Purpose Vehicle;

                  (ii) the Excluded Assets, together with or net of their related specific reserves, as the case may might be, as determined by B&T;

                  (iii) subject to Section 1.07H and Section 1.07I, the
            furniture and equipment of B&T set forth on Schedule 1.07C(iii) of the Confidential Disclosure Memorandum;

                  (iv) the causes of action of, including all counterclaims against, B&T, in the litigation matter described on Schedule 1.07C(iv) of the Confidential Disclosure Memorandum, regarding which the Special Purpose Vehicle shall hold EuroBancshares and Eurobank harmless;

                  (v) all Non-Performing Assets of B&T as of the Closing Date, together with or net of their related specific reserves, as determined by B&T that (A) subject to Section 1.07D, are fully charged-off, or (B) relate to the boat financing, automobile or equipment leasing, or insurance premium financing; and

                  (vi) the excess, if any, of the estimated costs and expenses related to the termination or liquidation of B&T operations as set forth on Schedule 1.05I(v)(f) of the Confidential Disclosure Memorandum over the actual costs and expenses associated with the termination and liquidation of such operations, which amount shall be paid by EuroBancshares or Eurobank to the Special Purpose Vehicle on the first (1st) anniversary following the Closing Date.

            D. Notwithstanding the provisions set forth in Section 1.07C(v) above, B&T shall not transfer to the Special Purpose Vehicle any charged-off loan made to any person to which there is a separate loan or extension of credit from B&T that is not transferred to the Special Purpose Vehicle or is not otherwise charged-off prior to the Closing Date (the "Related Performing Loan"). In pursuing the collection of the Related Performing Loan, B&T acknowledges that EuroBancshares and Eurobank shall be authorized and permitted to negotiate the terms of the related charged-off loan, including, without limitation, any settlement of such charged-off loan, to the extent they deem advisable and in the best interests of facilitating the prompt and timely collections on the Related Performing Loan. Following the Closing Date and within ten (10) days following the date on which any Related Performing Loan is fully paid and collected, EuroBancshares or Eurobank shall transfer to the Special Purpose Vehicle the related charged-off loan and any money collected with respect thereto, to the extent not applied to the payment of the Related Performing Loan. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall be construed as to create any duty upon EuroBancshares or Eurobank to the Special Purpose Vehicle or its shareholders to collect or maximize collections on any asset that may be transferred to the Special Purpose Vehicle in accordance with this Section 1.07D.

            E. Prior to the first (1st) anniversary of the Closing Date, no distributions shall be made to the shareholders of the Special Purpose Vehicle and the Special Purpose Vehicle shall be restricted from selling or transferring any of its assets to an Affiliate of the Special Purpose Vehicle without the prior written permission of EuroBancshares or Eurobank ; provided, however, that the Special Purpose Vehicle may make any such distributions to its shareholders after the first six (6) months following the Closing Date so long as each of the following conditions are met: (i) the Special Purpose Vehicle has reserved in accordance with Section 1.07B an amount (not in excess of the limits set forth in Section 1.07B, if applicable) sufficient to cover all expenses and losses incurred and that may be incurred by EuroBancshares and Eurobank in connection with the matters described in Schedule 1.07B(iii) of the Confidential Disclosure Memorandum and in connection with all claims that have been brought or notified in writing prior to such time, and (ii) the Special Purpose Vehicle maintains a balance in the SPV Account in an amount equal to $500,000 plus the amount of the SPV Reserve. Subject to Section 1.07F, at any time and from time to time on or after the first (1st) anniversary of the Closing Date, the Executive Officers may cause the Special Purpose Vehicle to distribute all or part of the assets of the Special Purpose Vehicle, excluding the SPV Reserve, to its shareholders. At any time prior to the termination of the Indemnification Agreement that the aggregate balance in the SPV Account is less than $1,000,000 (prior to the six month anniversary of the Closing Date) or $500,000 plus the amount of the SPV Reserve (on or after the six month anniversary of the Closing Date), the Special Purpose Vehicle shall deposit ninety percent (90%) of all collections into the SPV Account, with the remaining portion of such collections to be available to the Special Purpose Vehicle to fund the ongoing costs and expenses of operation.

            F. In the event that, prior to the first (1st) anniversary of the Closing Date, EuroBancshares, Eurobank or their Related Parties (collectively, the "Indemnified Parties") have incurred a loss, brought a claim, or have given notice of a potential third party claim or a claim resulting from a breach by B&T of any of the representations, warranties, covenants and other agreements set forth in this Agreement and the other agreements contemplated hereby (the "Indemnified Liabilities"), then the Special Purpose Vehicle shall pay to EuroBancshares or Eurobank, from the SPV Reserve and from any other assets of the Special Purpose Vehicle, an amount equal to all costs, expenses, fees and losses incurred in connection with such claim. Pursuant to the terms of the Indemnification Agreement, the Special Purpose Vehicle shall pay to the Indemnified Parties any amounts due pursuant to this Section 1.07F within fifteen (15) business days following the delivery of appropriate written evidence of payment of an Indemnified Liability by any one of the Indemnified Parties. Upon the final resolution of all such claims and potential claims, any remaining funds in the SPV Reserve shall be released from the SPV Reserve.

            G. Until such time as the Indemnification Agreement may be terminated, the Executive Officers shall cause the Special Purpose Vehicle to give notice to two (2) designees of EuroBancshares and/or Eurobank, and shall invite such persons to attend all regular and special meetings of the board of directors of the Special Purpose Vehicle and all regular and special meetings of any senior management committee of the Special Purpose Vehicle.

            H. Following the Closing Date and until the closing of such branch facilities as contemplated herein, the Special Purpose Vehicle shall provide EuroBancshares and Eurobank with access to and use of all office facilities and furniture, fixtures and equipment relating to any branch facilities of B&T that are to be closed in accordance with Section 8.16.

            I. For a period of thirty (30) days following the C losing Date, EuroBancshares and Eurobank shall have the option, by delivering written notice to the Special Purpose Vehicle, to purchase any or all of the furniture, fixtures and equipment or leasehold improvements previously transferred to the Special Purchase Vehicle and relating to any former branch or division of B&T to be operated by EuroBancshares or Eurobank after the Closing Date (excluding artwork) at the book value as of the Closing Date.

      Section 1.08 Lease Termination and Potential Escrow of Funds. In the event that as of the Closing Date, one or more of the leases set forth on Schedule 1.05I(v)(m) of the Confidential Disclosure Memorandum has not been terminated, B&T shall deposit, on the Closing Date, an amount in cash equal to the total amount required to be paid pursuant to each such lease after the Closing Date, as set forth on Schedule 1.05I(v)(m) of the Confidential Disclosure Memorandum, into an interest-bearing money market escrow account bearing interest at 1.25% per annum (the "Escrow Account") held at Eurobank. Eurobank shall withdraw from the Escrow Account (A) such amounts as may be required to fund any and all operating and maintenance costs related to such lease and expenses as they become due (except for costs related to any branch or office used by EuroBancshares or Eurobank after the Closing Date, for the time they are so used, which costs shall be paid by EuroBancshares or Eurobank), (B) such amounts as may be required to fund any and all rent payments to be made pursuant to such lease as they become due (except for rent related to any branch or office used by EuroBancshares or Eurobank after the Closing Date, for the time they are so used, which rent shall be paid by EuroBancshares or Eurobank), and (C) such amounts as are requested by the Special Purpose Vehicle to pay any lease cancellation or termination costs and expenses. Upon receipt by EuroBancshares and Eurobank of a full and unconditional termination and release of any such lease, EuroBancshares shall cause Eurobank to deliver to the Special Purpose Vehicle an amount equal to the difference, if any, between (i) the amounts originally deposited in such Escrow Account associated with such lease, minus
(ii) the actual costs and expenses incurred in connection with such lease (except for costs and expenses related to any branch or office used by EuroBancshares or Eurobank after the Closing Date, for the time they are so used, which costs and expenses shall be paid by EuroBancshares or Eurobank) after the Closing Date.

      Section 1.09 Merger Consideration Schedule and Escrow.

            A. Subject to Section 1.11 of this Agreement, the cash portion of the Merger Consideration to be paid to the B&T Shareholders shall be delivered at Closing in immediately available funds.

            B. As soon as practicable following the final determination of the aggregate cash consideration to be paid to the former shareholders of B&T but in no event later than twenty (20) days following the Closing Date, EuroBancshares shall deposit or cause the be deposited an amount in cash equal to such cash consideration into an interest-bearing escrow account (the "Escrow Account") maintained by Eurobank, which amount shall be used by the Exchange Agent to satisfy the cash portion of the Merger Consideration due to such former B&T shareholders in accordance with
      Section 1.05.

      Section 1.10 Shareholders' Meeting. B&T, acting through its Board of Directors, shall, in accordance with applicable law:

            A. Duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders' Meeting") as soon as practicable (but no later than thirty- five (35) days following the mailing of the Proxy Statement mentioned below) for the purposes of approving and adopting the Merger and this Agreement and the transactions contemplated hereby;

            B. Require no greater than the minimum vote of the B&T Stock required by applicable law and the charter of B&T in order to approve the Merger and this Agreement ;

            C. Subject to its fiduciary duties to the shareholders of B&T, include in the Proxy Statement (defined in Section 1.10D below) the recommendation of its Board of Directors that the shareholders of B&T vote in favor of the approval and adoption of the Merger and this Agreement and the transactions contemplated hereby; and

            D. Cause the Proxy Statement to be mailed to the shareholders of B&T as soon as practicable, and, subject to its fiduciary duties, use its best efforts to obtain the approval and adoption of the Merger and this Agreement by shareholders holding at least the minimum number of shares of B&T Stock entitled to vote at the Shareholders' Meeting necessary to approve the Merger and this Agreement under applicable law. The letter to shareholders, notice of meeting, proxy statement, offering circular for the shares of EuroBancshares Common Stock and EuroBancshares Preferred Stock to be issued by EuroBancshares, and form of proxy to be distributed to shareholders in connection with the Merger and this Agreement shall be in form and substance satisfactory to EuroBancshares and are collectively referred to herein as the "Proxy Statement."

      Section 1.11 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares of B&T Stock that are outstanding immediately prior to the Effective Date and that are held by B&T Shareholders who have not voted such shares in favor of the Merger and who shall have otherwise complied with the terms and provisions of Section 91(i) of the Banking Law (each a "Dissenting Shareholder") shall be entitled to those rights and remedies set forth in Section 91(i) of the Banking Law; provided, however, in the event that a B&T Shareholder fails to perfect, withdraws or otherwise loses any such right or remedy granted by the Banking Law, such shares of B&T Stock shall be converted into and represent only the right to receive the consideration specified in Section 1.05 and Section 1.06 of this Agreement.

      Section 1.12 Delivery of Consideration; Exchange of Certificates. As soon as practicable following the Closing Date, the Exchange Agent shall send to each holder of one or more certificates representing shares of B&T Stock ("Certificates"), a letter of transmittal and instructions for use in exchanging such holder's Certificates for the Merger Consideration. If any record shareholder of B&T is unable to locate any Certificate evidencing the B&T Stock, such shareholder shall submit to the Exchange Agent an affidavit of lost certificate and indemnification agreement in form acceptable to EuroBancshares and, if required by EuroBancshares, a surety bond in an amount equal to the amount to be delivered to such shareholder, in lieu of such Certificate. Within five (5) business days following the later of (i) the receipt by the Exchange Agent of such Certificates and a properly executed letter of transmittal from a former B&T shareholder, or (ii) the final determination of the aggregate Merger Consideration to be paid to the former shareholders of B&T, the Exchange Agent shall deliver to such shareholder the Merger Consideration to which such shareholder is entitled pursuant to Section 1.05 of this Agreement. Notwithstanding the foregoing, neither the Exchange Agent nor any other party to this Agreement shall be liable to any holder of Certificates representing the B&T Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. No interest shall be payable with respect to the payment of the cash portion of the Merger Consideration.

      Section 1.13 Alternate Acquisition Proposal. Notwithstanding any provision in this Agreement to the contrary, EuroBancshares and Eurobank shall be permitted, in their sole discretion, to restructure the proposed transactions contemplated by this Agreement such that the Merger will be treated as a "tax free reorganization" within the meaning of Section 1112(g)(1)(A) of the Internal Revenue Code of Puerto Rico; provided, however, EuroBancshares and Eurobank shall only be permitted to restructure the proposed transactions to the extent that there is no change in the amount or nature of the Merger Consideration to be received by the B&T Shareholders.

                                   ARTICLE II.
                        THE CLOSING AND THE CLOSING DATE

      Section 2.01 Time and Place of the Closing and Closing Date. On a date determined by EuroBancshares (herein called the "Closing Date"), which date shall be within five (5) business days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods (unless extended as provided below), a meeting (the "Closing") will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in ARTICLE VII and ARTICLE VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. Notwithstanding the preceding sentence, the parties hereto may agree to extend the Closing Date to take place on the first business day following the last day of the month following the satisfaction of the conditions set forth above. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement. The Closing shall take place at a location mutually agreeable to the parties hereto.

      Section 2.02 Actions to be Taken at the Closing by B&T. At the Closing, B&T shall execute and acknowledge (where appropriate) and deliver to EuroBancshares and Eurobank, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to EuroBancshares' and Eurobank's obligations to close hereunder):

            A. True, correct and complete copies of the Certificate of Incorporation of B&T and all amendments thereto, duly certified as of a recent date by the Puerto Rico Office of the Commissioner of Financial Institutions ("OCFI");

            B. Good standing and existence certificates of a recent date, issued by the appropriate officials of the Commonwealth, duly certifying as to the existence and good standing of B&T in the Commonwealth and all other jurisdictions where it is qualified to do business;

            C. A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the "FDIC "), duly certifying that the deposits of B&T are insured by the FDIC pursuant to the Federal Deposit Insurance Act (the "FDIA");

            D. A certificate, dated as of the Closing Date, duly executed by the Secretary or an Assistant Secretary of B&T, acting solely in his capacity as an officer of B&T, pursuant to which B&T shall certify (i) the due adoption by the Board of Directors of B&T of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the shareholders of B&T of resolutions attached to such certificate authorizing the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (iii) the incumbency and true signatures of those officers of B&T duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of B&T; and (iv) that the copy of the Bylaws of B&T attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

            E. A certificate duly executed by a duly authorized officer of B&T, acting solely in his capacity as an officer of B&T, dated as of the Closing Date, pursuant to which B&T shall certify that all of the representations and warranties made in Article III of this Agreement are true and correct on and as of the date of such certificate as if made on such date and except as expressly permitted by this Agreement there shall have been no Material Adverse Change (as defined in Section 11.10E of this Agreement) since December 31, 2003;

            F. All consents required to be obtained by B&T from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 3.08 of the Confidential Disclosure Memorandum; and

            G. All other documents required to be delivered to EuroBancshares or Eurobank by B&T under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by EuroBancshares or Eurobank.

      Section 2.03 Actions to be Taken at the Closing by EuroBancshares and Eurobank. At the Closing, EuroBancshares and Eurobank shall execute and acknowledge (where appropriate) and deliver to B&T, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to B&T's obligations to close hereunder):

            A. True, correct and complete copies of EuroBancshares' Certificate of Incorporation and all amendments thereto, duly certified as of a recent date by the Puerto Rico Department of State;

            B. True, correct and complete copies of Eurobank's Certificate of Incorporation and all amendments thereto, duly certified as of a recent date by the OCFI;

            C. Good standing and existence certificates of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of EuroBancshares in the Commonwealth and all other jurisdictions where it is qualified to do business;

            D. Good standing and existence certificates of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of Eurobank in the Commonwealth and all other jurisdictions where it is qualified to do business;

            E. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of EuroBancshares, acting solely in his capacity as an officer of EuroBancshares, pursuant to which EuroBancshares shall certify (i) the due adoption by the Board of Directors of EuroBancshares of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers of EuroBancshares duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of EuroBancshares; and (iii) that the copy of the Bylaws of EuroBancshares attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

            F. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of Eurobank, acting solely in his capacity as an officer of Eurobank, pursuant to which Eurobank shall certify (i) the due adoption by the Board of Directors of

      Eurobank of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers of Eurobank duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Eurobank; and (iii) that the copy of the Bylaws of Eurobank attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

            G. A certificate, dated as of the Closing Date, executed by a duly authorized officer of EuroBancshares, acting solely in his capacity as an officer of EuroBancshares, pursuant to which EuroBancshares shall certify that all of the representations and warranties made in Article IV of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date;

            H. A certificate, dated as of the Closing Date, executed by a duly authorized officer of Eurobank, acting solely in his capacity as an officer of Eurobank, pursuant to which Eurobank shall certify that all of the representations and warranties made in Article IV of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date;

            I. All consents required to be obtained by EuroBancshares or Eurobank from third parties to consummate the transactions contemplated by this Agreement; and

            J. All other documents required to be delivered to B&T by EuroBancshares and Eurobank under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by B&T.

      Section 2.04 Further Assurances. At any time and from time to time after the Closing, at the request of any party to this Agreement and without further consideration, any party so requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby. In the event that, at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take or cause to be taken all such action.

      Section 2.05 Effective Date. The "Effective Date" as that term is used in this Agreement means the effective date of the Merger, which shall also be the Closing Date.

                                  ARTICLE III.
                      REPRESENTATIONS AND WARRANTIES OF B&T

      Subject to the limitations contained herein, B&T hereby makes the representations and warranties set forth in this ARTICLE III to EuroBancshares and Eurobank. B&T agrees at the Closing to provide EuroBancshares and Eurobank with supplemental schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date.

      Section 3.01 Organization and Qualification. B&T is a commercial bank duly organized, validly existing and in good standing under the laws of the Commonwealth. B&T has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Certificate of Incorporation and Bylaws of B&T, as amended to date, have been delivered to EuroBancshares and Eurobank. B&T is an insured bank as defined in the FDIA. B&T does not own or control any Affiliate or Subsidiary. The nature of the business of B&T does not require it to be qualified to do business in any jurisdiction other than the Commonwealth. Except as disclosed on Schedule 3.01 of the Confidential Disclosure Memorandum, B&T has no equit y interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by B&T has not been conducted through any other direct or indirect Subsidiary or Affiliate of B&T.

      Section 3.02 Execution and Delivery. B&T has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by B&T and each constitutes the legal, valid and binding obligation of B&T, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      Section 3.03 B&T Capitalization. The entire authorized capital stock of B&T consists solely of (i) 15,000,000 shares of B&T Common Stock, par value $2.50 per share, of which 5,472,211 shares are issued and outstanding, (ii) 212,631 shares of Series A Preferred Stock, par value $10.00 per share, of which 63,998 shares are issued and outstanding, (iii) 600,000 shares of Series B Preferred Stock, par value $10.00 per share, of which 600,000 shares are issued and outstanding, and (iv) 1,400,000 shares of Series C 8% non-cumulative, convertible, perpetual, monthly income, preferred stock, par value $10.00 per share, of B&T ("Series C Preferred Stock"), of which no shares are issued and outstanding. Except as set forth on Schedule 3.03 of the Confidential Disclosure Memorandum, there are no (A) other outstanding equity securities of any kind or character, or (B) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, B&T to purchase or otherwise acquire any security of or equity interest in B&T, obligating B&T to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of B&T Common Stock, Series A Preferred Stock, and Series B Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of B&T Common Stock, Series A Preferred Stock, and Series B Preferred Stock have been issued in compliance with the securities laws of the United States and other jurisdictions having applicable securities laws. There are no restrictions applicable to the payment of dividends on the shares of B&T Common Stock, Series A Preferred Stock, and

Series B Preferred Stock except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

      Section 3.04 Compliance with Laws, Permits and Instruments. B&T has in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and has complied with, and is in compliance with, and is not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Certificate of Incorporation or Bylaws of B&T, (ii) any provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to B&T or its assets, operations, properties or businesses now conducted or heretofore conducted, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, Commonwealth, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any Commonwealth, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to B&T or its assets, operations, properties or businesses now conducted or heretofore conducted.

      The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Certificate of Incorporation or Bylaws of B&T, (ii) any material mortgage, indenture, lease, contract, agreement or other instrument applicable to B&T or its assets, operations, properties or businesses, or (iii) any material permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to B&T or its assets, operations, properties or businesses.

      Section 3.05 B&T Financial Statements. B&T has furnished to EuroBancshares and Eurobank true and complete copies of the audited consolidated financial statements of B&T for the years ended December 31, 2001 and 2002, and of the unaudited financial statements of B&T for the year ended December 31, 2003 (the "Financial Statements"). The Financial Statements (including any related notes) were prepared in conformity with GAAP, applied on a consistent basis, except as otherwise noted therein, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of B&T.

      Section 3.06 B&T Call Reports. B&T has furnished EuroBancshares and Eurobank with a true and complete copy of its Reports of Condition and Income as of December 31, 2003, September 30, 2003 and June 30, 2003 (the "Call Reports"). The Call Reports fairly present, in all material respects, the financial position of B&T and the results of its operations at the date and for the period indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable regulatory authorities. The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. B&T has calculated its allowance for loan losses in accordance with regulatory accounting principles ("RAP") as applied to banking institutions and in accordance with all applicable rules and regulations. To the best knowledge of B&T, the allowance for loan losses account for B&T is, and as of the Closing Date should be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of B&T.

      Section 3.07 Litigation. Except as set forth on Schedule 3.07 of the Confidential Disclosure Memorandum, there are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of B&T, threatened against or affecting B&T at law or in equity, or by or before any Commonwealth, federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involve B&T or any of its properties or capital stock that might reasonably be anticipated to result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement, and B&T does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of B&T, threatened against B&T that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by B&T pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

      Section 3.08 Consents and Approvals. B&T's Board of Directors (at a meeting duly called and held) has resolved to recommend to its shareholders approval and adoption of the Merger and this Agreement. Except as disclosed in
Schedule 3.08 of the Confidential Disclosure Memorandum, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of B&T in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the consummation by B&T of the transactions contemplated hereby or thereby.

      Section 3.09 Undisclosed Liabilities. B&T has no material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any Employee Benefit Plan (as defined in Section 3.31 of this Agreement) or liabilities for Commonwealth, federal, state or local taxes or assessments or liabilities under any tax sharing agreements (as described in Section 3.17 of this Agreement)) that are not reflected in or disclosed in the Financial Statements or the Call Reports, except (A) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the Financial Statements or the Call Reports, respectively, (B) obligations under contracts listed on Schedule 3.12 of the Confidential Disclosure Memorandum (other than obligations arising under change in control provisions or monetary obligations arising under other termination provisions), which obligations must be described in sufficient detail on such schedule so as to allow such liabilities and obligations of B&T to be easily identifiable by EuroBancshares and Eurobank, in their sole discretion, or (C) as disclosed on Schedule 3.09 of the Confidential Disclosure Memorandum. Except as disclosed on Schedule 3.09 of the Confidential Disclosure Memorandum, B&T is not liable or will not become liable for any change in control bonus or similar payment to any person in connection with the proposed Merger.

      Section 3.10 Title to Assets. True and complete copies of all existing deeds, leases and title insurance policies for all real property owned or leased by B&T, including all other real estate, and all existing mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject have been made available to EuroBancshares and Eurobank. B&T has good and indefeasible title to all the assets and properties owned by it and used or useful in the operation of B&T's business, including, without limitation, all personal and intangible properties owned by it and reflected in the Financial Statements or the Call Reports or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (A) as described in Schedule 3.10 of the Confidential Disclosure Memorandum, (B) as noted in the Financial Statements or the Call Reports or as set forth in the documents delivered to EuroBancshares and Eurobank pursuant to this Section 3.10, (C) statutory liens not yet delinquent, (D) consensual landlord liens, (E) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (F) pledges of assets in the ordinary course of business to secure public funds deposits, (G) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Financial Statements or the Call Reports, and (H) liens created in connection with repurchase agreements and other borrowings in the ordinary course of business and consistent with past practices and safe and sound banking principles.

      Section 3.11 Absence of Certain Changes or Events. Except as disclosed on
Schedule 3.11 of the Confidential Disclosure Memorandum or as permitted in writing by EuroBancshares and Eurobank, since December 31, 2003, B&T has conducted its business only in the ordinary course and has not:

            A. Incurred any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken and federal funds purchased and current liabilities for trade or business obligations, none of which, individually or in the aggregate, result in a Material Adverse Change;

            B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices;

            C. Except for scheduled dividends on its Series A Preferred Stock and its Series B Preferred Stock and otherwise as set forth on Schedule 3.11C of the Confidential Disclosure Memorandum, declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

            D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

            E. Acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or in a fiduciary capacity);

            F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in
      Schedule 3.11F of the Confidential Disclosure Memorandum, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held,
      (v) pledges of assets to secure
      public funds deposits, (vi) those assets and properties disposed of for fair value since the dates of the Financial Statements or the Call Reports, and (vii) in connection with repurchase agreements and other borrowings in the ordinary course of business and consistent with past practices and safe and sound banking principles;

            G. Sold, transferred, leased to others or otherwise disposed of any of its assets (except for assets disposed of for fair value) or canceled or compromised any debt or claim, or waived or released any right or claim, which individually or in the aggregate would constitute a Material Adverse Change;

            H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss which, individually or in the aggregate, would constitute a Material Adverse Change;

            I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or Proprietary Right (as defined in Section 3.16) or modified any existing rights with respect thereto;

            J. Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except in the ordinary course of business and consistent with past practices and safe and sound banking principles, and except normal periodic increases (not in excess of 10%) in the compensation payable to officers or salaried employees, consistent with past practices and made in the ordinary course of business; provided, however, that B&T shall accrue all bonuses to be paid to such parties and no such changes shall be pursuant to any agreement or understanding that will continue past the Closing Date;

            K. Except for improvements or betterments relating to Properties (as defined in Section 11.10), made any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

            L. Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $10,000;

            M. Suffered any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees (provided, however, that B&T shall continue to have the right to terminate employees in accordance with its existing policies and procedures), agents, depositors, loan customers, correspondent banks or suppliers;

            N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with past practices and safe and sound banking principles;

            O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation;

            P. Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

            Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

            R. Purchased or sold (provided, however, that payment at maturity is not deemed a sale) any Investment Securities (as defined in Section 11.10) other than in the ordinary course of business and consistent with past practices and safe and sound banking principles;

            S. Made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $100,000; or

            T. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through S. above.

      Section 3.12 Leases, Contracts and Agreements. Schedule 3.12 of the Confidential Disclosure Memorandum sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which B&T is a party or by which B&T is bound that obligate or may obligate B&T in the aggregate for an amount in excess of $50,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate B&T for an amount in excess of $50,000 over the entire term of such related contracts (the "Contracts"). B&T has delivered true and correct copies of all Contracts to EuroBancshares and Eurobank. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by B&T, but does include unfunded loan commitments and letters of credit issued by B&T where the borrowers' total direct and indirect indebtedness to B&T is in excess of $150,000. No participations or loans have been sold that have buy back, recourse or guaranty provisions that create contingent or direct liabilities of B&T. To the knowledge of B&T, all of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule
3.12 of the Confidential Disclosure Memorandum, all rent and other payments by B&T under the Contracts are current, there are no existing material defaults by B&T under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by B&T. B&T has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

      Section 3.13 Taxes. B&T has duly and timely filed with the appropriate Commonwealth, federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by B&T, or for which B&T may have liability, whether as a result of its own activities or by virtue of its affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by B&T with respect to employees' withholding taxes have been duly made. B&T is not and has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Within the last four (4) years, no B&T tax return filed with any Commonwealth, federal, state or local governmental agency has been audited or examined and no such audit is currently pending or threatened. B&T has not been granted any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to B&T, or any waiver or agreement by any such entity for the extension of time for the assessment or collection of any tax. B&T has not committed any violation of any applicable Commonwealth, federal, state, local or foreign tax laws.

      The amounts set up as provisions for current or deferred taxes on the Financial Statements and the Call Reports are sufficient for the payment of all unpaid Commonwealth, federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of B&T applicable to the periods covered by B&T's financial statements, and all years and periods prior thereto. True and complete copies of the federal and Puerto Rico income tax returns of B&T as filed with the Internal Revenue Service (the "IRS ") for the years ended December 31, 2001 and 2002, have been delivered to EuroBancshares and Eurobank.

      Section 3.14 Insurance. Schedule 3.14 of the Confidential Disclosure Memorandum contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of B&T. Except as set forth on Schedule 3.14 of the Confidential

Disclosure Memorandum, all such policies (A) are sufficient for compliance by B&T with all requirements of law and all agreements to which B&T is a party, (B) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (C) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (D) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. To the best of its knowledge, B&T is not in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Each material property of B&T is insured for the benefit of B&T in amounts deemed adequate by B&T's management against risks customarily insured against. Except as set forth on Schedule 3.14 of the Confidential Disclosure Memorandum, there have been no claims under any fidelity bonds of B&T within the last three (3) years and B&T is not aware of any facts that would form the basis of a claim under such bonds.

      Section 3.15 No Adverse Change. Except as disclosed in the representations and warranties made in this ARTICLE III, there has not been any Material Adverse Change since December 31, 2003, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

      Section 3.16 Proprietary Rights. B&T does not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("Proprietary Rights") for the business or operations of B&T. To the best knowledge of B&T, B&T is not infringing upon or otherwise acting adversely to, and has not in the past three (3) years infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or to the knowledge of B&T threatened, with respect thereto.

      Section 3.17 Transactions with Certain Persons and Entities. B&T does not owe any amount to (excluding deposit liabilities), or have any loan, contract, lease, commitment or other obligation from or to any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of B&T, and none of such persons owes any amount to B&T. There are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among B&T, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any of its Affiliates.

      Section 3.18 Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of B&T are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against B&T or the present holder thereof, except as disclosed in Schedule 3.18 of the Confidential Disclosure Memorandum; provided, however, that the foregoing sentence shall not be deemed to be a representation or warranty of collectibility of any of the assets. The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to B&T that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of B&T (including loans that will be outstanding if any of them advances funds they are obligated to advance). All SBA and other governmental guaranties of loans made by B&T are legal, valid and binding obligations of the respective guarantors and B&T has taken all necessary actions to preserve and maintain the validity and enforceability of such guaranties. B&T has disclosed all of the substandard, doubtful, loss, nonperforming or problem loans on the internal watch list of B&T, a copy of which as of December 31, 2003, has been provided to EuroBancshares and Eurobank.

      Section 3.19 Employee Relationships. B&T has complied with all applicable material laws relating to its relationships with its employees, and B&T believes that the relationships between B&T and its employees are good. Except as disclosed on Schedule 3.19 of the Confidential Disclosure Memorandum, B&T has no knowledge that any person identified on Schedule 6.07B of the Confidential Disclosure Memorandum has any present plans to terminate their employment with B&T.

      Section 3.20 Condition of Assets. All furniture, fixtures and equipment used by B&T are in good operating condition, ordinary wear and tear excepted, and conform with all material ordinances, regulations, zoning and other laws, whether Commonwealth, federal, state or local. B&T's premises and equipment are not in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

      Section 3.21 Environmental Compliance. Except as disclosed on Schedule
3.21 of the Confidential Disclosure Memorandum:

            A. B&T, its operations and all of its Properties are in material compliance with all Environmental Laws (as defined in Section 11.10). B&T is not aware of, nor has B&T received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the compliance of B&T with all Environmental Laws.

            B. B&T has obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

            C. No Hazardous Materials (as defined in Section 11.10) exist on, about or within any of the Properties, nor have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that B&T makes and intends to make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

            D. There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or, to the knowledge of B&T, threatened against B&T, relating in any way to any Environmental Law. B&T has no liability for remedial action under any Environmental Law. B&T has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has B&T received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing B&T that it is or may be liable in any way under CERCLA (as defined in Section 11.10) or requesting information to enable such a determination to be made).

      Section 3.22 Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by B&T with any Commonwealth, federal or state regulatory authority, including, without limitation, the OCFI, the FDIC and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are substantially true, accurate, correct and complete. Except as set forth on Schedule 3.22 of the Confidential Disclosure Memorandum and that certain Order to Cease and Desist dated as of September 16, 2003, issued by the FDIC in the matter of B&T (the "C&D Order"), B&T is not now and has not been within the last four (4) years subject to any commitment letter, memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any such regulatory bodies. Except as set forth on Schedule 3.22 of the Confidential Disclosure Memorandum, B&T is in compliance with the terms of the C&D Order. B&T does not believe any such regulatory bodies have any present intent to place B&T under any such administrative action. Except as set forth on Schedule 3.22 of the Confidential Disclosure Memorandum and the C&D Order, there are no actions or proceedings pending or threatened against B&T by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      Section 3.23 Absence of Certain Business Practices. To the best knowledge of B&T, none of B&T, nor any officer, employee or agent of B&T, nor any other person acting on their behalf, has, directly or indirectly, within the past five
(5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of B&T (or assist B&T in connection with any actual or proposed transaction) that (A) might subject B&T to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have resulted in a Material Adverse Change or (C) if not continued in the future might result in a Material Adverse Change or might subject B&T to suit or penalty in any private or governmental litigation or proceeding.

      Section 3.24 Proxy Statement. None of the information supplied or to be supplied by B&T, or any of its directors, officers, employees or agents for inclusion in the Proxy Statement, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that B&T is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

      Section 3.25 Dissenting Shareholders. B&T has no knowledge of any plan or intention on the part of any B&T Shareholders to make written demand for payment of the fair value of their shares of the B&T Stock in the manner provided by applicable law.

      Section 3.26 Books and Records. The minute books, stock certificate books and stock transfer ledgers of B&T (A) have been kept accurately in the ordinary course of business, (B) are complete and correct in all material respects, (C) the transactions entered therein represent bona fide transactions, and (D) there have been no transactions involving the business of B&T that properly should have been set forth therein and that have not been accurately so set forth.

      Section 3.27 Forms of Instruments, Etc. B&T has made, and will make, available to EuroBancshares and Eurobank copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by B&T in the ordinary course of its business.

      Section 3.28 Fiduciary Responsibilities. B&T has performed in all material respects all of its respective duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards, where the failure to so perform would result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement, and B&T has no reason to be aware of any basis for the same.

      Section 3.29 Guaranties. Except for items in the process of collection in the ordinary course of B&T's business, none of the obligations or liabilities of B&T are guaranteed by any other person, firm or corporation, nor, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law, has B&T guaranteed the obligations or liabilities of any other person, firm or corporation.

      Section 3.30 Voting Trust or Buy-Sell Agreements. B&T is not aware of any agreement between any of its shareholders relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of B&T or any voting agreement or voting trust with respect to shares of capital stock of B&T.

      Section 3.31 Employee Benefit Plans.

            A. Set forth on Schedule 3.31 of the Confidential Disclosure Memorandum is a complete and correct list of all "employee benefit plans " (as defined in Section 3(3) of ERISA), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is currently or has been at any time within the last sixty (60) months, maintained or contributed to by B&T or any Subsidiary of B&T, or with respect to which B&T or any Subsidiary of B&T has any liability, or (b) provides benefits, or describes policies or procedures applicable to any officer, employee, service provider, former officer or former employee of B&T or any Subsidiary of B&T, or the dependents of any thereof, regardless of whether funded or unfunded (herein collectively the "Employee Plans " and each individually an "Employee Plan").

            B. No Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA. B&T has delivered or made available to EuroBancshares and Eurobank true, accurate and complete copies of the documents comprising each Employee Plan and any related trust agreements, annuity contracts, insurance policies or any other funding instruments ( "Funding Arrangements"), any contracts with independent contractors (without limitation, actuaries investment managers, etc.) that relate to any Employee Plan, the Form 5500 filed in each of the three (3) most recent plan years with respect to each Employee Plan, and related schedules and opinions, and such other documents, records or other materials related thereto reasonably requested by EuroBancshares or Eurobank. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code) breaches of fiduciary duty or any other breaches or violations of any law applicable to the Employee Plans and related Funding Arrangements that would subject EuroBancshares, Eurobank, B&T or any of their respective Subsidiaries to any taxes, penalties or other liabilities. Each Employee Plan that is represented to be qualified under Section 401(a) of the Code has a current favorable determination letter, does not have any amendments for which the remedial amendment period under Code Section 401(b) has expired, and has been operated in compliance with applicable law, and in accordance with its terms, and all reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each Employee Plan have been timely and completely filed or distributed. Each Employee Plan has been operated in compliance with applicable law or in accordance with its terms and any related trust is exempt from federal income tax under
      Section 501(a) of the Code. There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of B&T, none are threatened. No written or oral representations have been made to any employee or former employee of B&T or any Subsidiary of B&T promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for such person, their dependent, or any beneficiary for any period of time beyond the end of the current plan year or beyond termination of employment, (except to the extent of coverage required under Section 4980B of the Code). Compliance with FAS 106 will not create any material change to the Financial Statements. Except as required in connection with qualified plan amendments required by tax law changes, the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of B&T or any Subsidiary of B&T. Except as disclosed on
      Schedule 3.31 of the Confidential Disclosure Memorandum, there are no contracts or arrangements providing for payments that will be nondeductible or subject to excise tax under Code Sections 4999 or 280G, nor will EuroBancshares or Eurobank be required to "gross up" or otherwise compensate any person because of the limits contained in such Code sections. There are no surrender charges, penalties, or other costs or fees that would be imposed by any person against B&T, an Employee Plan, or any other person, including without limitation, an Employee Plan, or any other person, including an Employee Plan participant or beneficiary as a result of the consummation of the transactions contemplated by this Agreement with respect to any insurance, annuity or investment contracts or other similar investment held by any Employee Plan.

            C. With respect to each "employee benefit plan" (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past, by any trade or business with which B&T or any Subsidiary of B&T is required by any of the rules contained in the Code or ERISA to be treated as a single employer ("Controlled Group Plans"):

                  (i) All Controlled Group Plans which are "group health plans" (as defined in the Code and ERISA) have been operated to the Closing such that failures to operate such group health plans in full compliance with Part 6 of Subtitle B of Title 1 of ERISA and Sections 4980B and 4980D of the Code would not subject B&T or any Subsidiary of B&T to liability;

                  (ii) There is no Controlled Group Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), nor has there been in the last five (5) calendar years); and

                  (iii) There is no Controlled Group Plan that is a "multiple employer plan" or "multi-employer plan" (as either such term is defined in ERISA), nor has there been since 1974.

            D. B&T and each Subsidiary of B&T is completely insured for all health insurance claims. No event has occurred or circumstances exist that could result in a material increase in premium costs of Employee Plans that are insured or a material increase in self-insured costs.

            E. All Employee Plan documents, annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Employee Plans are correct, complete, and current in all material respects, have been timely filed, and there have been no changes in the information set forth therein.

            F. All contributions (including, without limitations, all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due to have been paid to or with respect to each Employee Plan and all contributions (other than claims) for any period ending on or before the Effective Date that are not yet due have been paid to each such Employee Plan.

      Section 3.32 Corporate Trust Operations.

            A. B&T has properly administered each of its fiduciary accounts ("Fiduciary Accounts") with respect to its corporate trust operations ("Corporate Trust Business") and other accounts for which B&T serves as fiduciary with respect to the Corporate Trust Business, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal agent, guardian, conservator or investment advisor with respect to the Corporate Trust Business, in accordance with all material terms of the governing documents and applicable state, federal or Commonwealth law and regulation and common law. Neither B&T nor any of its directors, officers or employees, has committed any material breach of trust with respect to any Fiduciary Account, and the accountings for each such Fiduciary Account are true and correct in all material respects and accurately reflect the assets of such Fiduciary Account in all material respects.

            B. Attached hereto as Schedule 3.32B of the Confidential Disclosure Memorandum (the "Schedule of Contracts") is a true and accurate copy of each form of indenture, trustee/paying agent/registrar agreement and IRA Simplifier Agreement to which B&T is a party with respect to its Corporate Trust Business. B&T has in place an indenture and a trustee/paying agent/registrar agreement in substantially one of the forms attached as Schedule 3.32B of the Confidential Disclosure Memorandum and IRA Simplifier Agreement in substantially the form attached as a part of
      Schedule 3.32B of the Confidential Disclosure Memorandum for each IRA account serviced by its corporate trust division. The indentures, trustee/paying agent/registrar agreements and associated collateral agreements and IRA Simplifier Agreements are each a "Contract" for purposes hereof. Unless otherwise set forth on Schedule 3.32B of the Confidential Disclosure Memorandum, no consent is required from any third party in order for such Contract to be assigned, assumed or otherwise transferred to EuroBancshares or Eurobank pursuant to the transactions contemplated by this Agreement. B&T is in material compliance with the terms and conditions of each Contract and each Contract is in full force and effect, enforceable in accordance with its terms and no breach has occurred with respect to such Contracts. Except as set forth on Schedule 3.32B of the Confidential Disclosure Memorandum, there are no disputes pending, or to the best of B&T's knowledge, threatened with respect to any of the Contracts or with any terminated or expired Contract. An updated Schedule of Contracts and Schedule 3.32B of the Confidential Disclosure Memorandum containing information current as of the close of business no more than five (5) Business Days prior to the Closing Date shall be delivered to EuroBancshares and Eurobank at the Closing.

            C. Attached hereto as Schedule 3.32C of the Confidential Disclosure Memorandum (the "Schedule of Receivables") is a true and accurate schedule of all receivables owned by B&T in connection with the Corporate Trust Business ("Corporate Trust Receivables"), including, but not limited to, accrued interest receivable on the assets relating to the Corporate Trust Business, sinking fund receivables, and IRA institutional maintenance fee receivables. Each receivable set forth on Schedule 3.32C of the Confidential Disclosure Memorandum is a valid and binding obligation of the maker thereof enforceable in accordance with its terms, except that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive relief or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought. B&T owns each receivable free and clear of all liens, claims and encumbrances. An updated Schedule of Receivables and Schedule

      3.32C of the Confidential Disclosure Memorandum containing information current as of the close of business no more than five (5) Business Days prior to the Closing Date shall be delivered to EuroBancshares and Eurobank by B&T at the Closing.

      Section 3.33 Representations Not Misleading. To the best knowledge of B&T, all material facts relating to the business operations, properties, assets, liabilities (contingent or otherwise) and financial condition of B&T have been disclosed to EuroBancshares and Eurobank in or in connection with this Agreement. No representation or warranty by B&T contained in this Agreement, nor any statement, exhibit or schedule furnished to EuroBancshares or Eurobank by B&T under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over B&T or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects B&T or B&T's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the knowledge of B&T, will in the future result in a Material Adverse Change. No information material to the Merger, and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by B&T.

                                   ARTICLE IV.
              REPRESENTATIONS AND WARRANTIES OF EUROBANCSHARES AND
                                    EUROBANK

      EuroBancshares and Eurobank hereby make the representations and warranties set forth in this Article IV to B&T.

      Section 4.01 Organization and Qualification of EuroBancshares. EuroBancshares is a financial holding company registered under the Bank Holding Company Act of 1956, as amended. EuroBancshares is a corporation, duly organized, validly existing and in good standing under all laws, rules, and regulations applicable to corporations located in the Commonwealth. EuroBancshares has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

      Section 4.02 Organization and Qualification of Eurobank. Eurobank is a commercial bank duly organized, validly existing and in good standing under the laws of the Commonwealth. Eurobank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry out its obligations under this Agreement.

      Section 4.03 Execution and Delivery. Each of EuroBancshares and Eurobank has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by EuroBancshares and Eurobank and each constitutes the valid and binding obligation of EuroBancshares and Eurobank, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      Section 4.04 EuroBancshares Capitalization. The authorized capital stock of EuroBancshares consists of (i) 150,000,000 shares of common stock, par value $0.01 per share, of which 6,998,698 shares are issued and outstanding, and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All of such issued shares are validly issued, fully paid and nonassessable. Except as set forth in the footnotes to EuroBancshares' financial statements or stock options granted in the ordinary course of business, EuroBancshares does not have outstanding, and is not bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and EuroBancshares is not obligated to issue any shares of its capital stock for any purpose. There are no unsatisfied preemptive rights in respect to the capital stock of EuroBancshares.

      Section 4.05 Eurobank Capitalization. The authorized capital stock of Eurobank consists of (i) 12,500,000 shares of common stock, par value $1.00 per share, of which 6,778,421 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $10.00 per share, of which 12,500 shares are issued and outstanding. All of such issued shares are validly issued, fully paid and nonassessable. Eurobank does not have outstanding, and is not bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and Eurobank is not obligated to issue any shares of its capital stock for any purpose. There are no unsatisfied preemptive rights in respect to the capital stock of Eurobank.

      Section 4.06 Compliance with Laws, Permits and Instruments. The execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (A) any provision of the Certificate of Incorporation or Bylaws of EuroBancshares or Eurobank, (B) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to EuroBancshares or Eurobank or any of their respective assets, operations, properties or businesses now conducted or heretofore conducted or (C) any statute, law, ordinance, rule or regulation applicable to EuroBancshares or Eurobank.

      Section 4.07 Litigation. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of EuroBancshares or Eurobank, threatened against EuroBancshares or Eurobank that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by

EuroBancshares or Eurobank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

      Section 4.08 Consents and Approvals. Except for regulatory approvals of or notices to the Board of Governors of the Federal Reserve System, the FDIC and the OCFI, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of EuroBancshares or Eurobank in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the consummation by EuroBancshares or Eurobank of the transactions contemplated hereby or thereby. As of the date of this Agreement, neither EuroBancshares nor Eurobank has reason to believe that they will not receive regulatory approval of the transactions contemplated hereby.

      Section 4.09 EuroBancshares Financial Statements. EuroBancshares has furnished to B&T true and complete copies of the audited financial statements of EuroBancshares for the years ended December 31, 2001 and 2002, and of the unaudited financial statements of EuroBancshares for the year ended December 31, 2003 (the "EuroBancshares Financial Statements"). The EuroBancshares Financial Statements (including any related notes) were prepared in conformity with GAAP, applied on a consistent basis, except as otherwise noted therein, and the accounting records underlying the EuroBancshares Financial Statements accurately and fairly reflect in all material respects the transactions of EuroBancshares.

      Section 4.10 Proxy Statement. None of the information supplied or to be supplied by EuroBancshares or Eurobank or any of their respective directors, officers, employees or agents for inclusion in the Proxy Statement, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that EuroBancshares and Eurobank are responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

      Section 4.11 Financing. EuroBancshares has previously investigated its financing options and whether outside financing will be necessary in connection with the transactions contemplated by this Agreement. As of the date of this Agreement, EuroBancshares has no reason to believe that it will not be able to obtain financing on terms acceptable to EuroBancshares, if necessary.

      Section 4.12 Representations Not Misleading. No representation or warranty by EuroBancshares or Eurobank contained in this Agreement, or any statement, exhibit or schedule furnished to B&T by EuroBancshares or Eurobank under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over EuroBancshares or Eurobank of the facts and circumstances upon which they were based.

      Section 4.13 No Adverse Change. Except as disclosed in the representations and warranties made in this ARTICLE IV, there has not been any Material Adverse Change since December 31, 2003, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

                                   ARTICLE V.
                                COVENANTS OF B&T

      B&T hereby makes the covenants set forth in this Article V to EuroBancshares and Eurobank.

      Section 5.01 Best Efforts. B&T will use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

      Section 5.02 Information for Applications and Statements. B&T will promptly furnish to EuroBancshares and Eurobank all information concerning B&T, including, but not limited to, financial statements, required for inclusion in
(A) any proxy statement to be used by B&T in connection with the approval of the shareholders of B&T of the transactions contemplated hereby, the offering circular for the shares of EuroBancshares Common Stock and EuroBancshares Preferred Stock to be issued by EuroBancshares, which proxy statement and offering circular shall be prepared by EuroBancshares with the assistance of B&T, and (B) any application or statement to be made by EuroBancshares or Eurobank or filed by EuroBancshares or Eurobank with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and B&T represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. B&T shall fully cooperate with EuroBancshares and Eurobank in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

      Section 5.03 Required Acts of B&T. Prior to the Closing, B&T shall, unless otherwise permitted in writing by EuroBancshares and Eurobank:

            A. Operate only in the ordinary course of business and consistent with normal banking practices;

            B. Except as required by normal business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors, suppliers, correspondent banks, officers, directors, employees and agents;

            C. Act in a manner intended to preserve or attempt to preserve its goodwill;

            D. Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as B&T may in good faith reasonably dispute;

            E. Except as required by normal business practices, maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

            F. Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by normal business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

            G. Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

            H. Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

            I. Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers;

            J. Continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past and consistent with the C&D Order; and

            K. Account for all transactions in accordance with GAAP (unless otherwise instructed by RAP, in which instance account for such transaction in accordance with RAP), maintain the allowance for loan losses account for B&T in an adequate amount to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of B&T, and make all adjustments, entries and other changes that may be recommended by KPMG in its management letter or otherwise, and such other corrections to its financial statements as may be set forth in any management letter from KPMG.

      Section 5.04 Prohibited Acts of B&T. Except as otherwise permitted in this Agreement, after the date of this Agreement and prior to the Closing, B&T shall not, without the prior written consent of EuroBancshares and Eurobank:

            A.    Introduce any new material method of management or operation;

            B. Take any action that could reasonably be anticipated to result in a Material Adverse Change;

            C. Take or fail to take any action that would reasonably cause or permit the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude B&T from making such representations and warranties at the time of the Closing;

            D. Mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with normal banking practices;

            E. Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that now in effect;

            F. Incur any obligation or liability, whether absolute or contingent, except in the ordinary course of business consistent with normal banking practices;

            G. Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices;

            H. Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto, other than pursuant to the exercise of options or conversion of convertible securities outstanding as of the date of this Agreement;

            I. Purchase or redeem any of its stock or options thereon or declare or pay any dividend or other distribution on B&T's outstanding capital stock;

            J. Change its Certificate of Incorporation or Bylaws or its authorized capital stock;

            K. Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim, which, individually or in the aggregate, would constitute a Material Adverse Change, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

            L. Enter into any transaction other than in the ordinary course of business;

            M. Except in the ordinary course of the Bank's business and consistent with past practices, enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other person, firm or corporation;

            N. Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

            O. Make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, extra pension or extra severance or extra vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except in the ordinary course of business and consistent with past practices and safe and sound banking principles, and except normal periodic increases (not in excess of 10%) in the compensation payable to officers or salaried employees, consistent with past practices and made in the ordinary course of business; provided, however, that B&T shall accrue all bonuses to be paid to such parties and no such changes shall be pursuant to any agreement or understanding that will continue past the Closing Date.

            P. Engage in any transaction with any affiliated person or create any liability of B&T owed to such persons other than in the form of loans, deposits, wages, salaries and reimbursement of expenses created in the ordinary course of business and consistent with past practices;

            Q. Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or in a fiduciary capacity);

            R. Terminate, cancel or surrender any contract, lease or other agreement or suffer any damage, destruction or loss that, in any case or in the aggregate, would constitute a Material Adverse Change;

            S. Dispose of, permit to lapse, transfer or grant any rights under, or breach or infringe upon, any United States or foreign license or Proprietary Right or modify any existing rights with respect thereto, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

            T. Except for improvements or betterments relating to Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

            U. Hire or employ any person with an annual salary equal to or greater than $40,000;

            V. Make any, or acquiesce with any, change in any accounting methods, principles or material practices, except as required by GAAP or RAP;

            W. Between the date of the Agreement and the Closing Date, purchase or sell any Investment Securities (except in the ordinary course of business and consistent with past practices and safe and sound banking principles as disclosed in the investment reports included in the monthly report to B&T's Board of Directors); provided, however, that B&T shall obtain the approval of its Board of Directors prior to any sale of Investment Securities;

            X. Other than advances under revolving or term loans within the pre-approved lending limits of such loans and such other loans that are fully secured by certificates of deposit or liquid, readily marketable collateral, make or alter any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $50,000, or renew or extend the maturity of any loan to any single borrower and his related interests in excess of the principal amount of $50,000; provided, however, that upon a specific request by B&T to alter any of the material terms of any such loan, including, without limitation, any request to grant an increase to any revolving or term loan or any release of collateral, EuroBancshares shall have a period of forty-eight (48) hours to either approve or deny such request, and the failure of EuroBancshares to either approve or deny such request within such time period shall be deemed an approval of such request by EuroBancshares; or

            Y. Make, or renew or extend the maturity of, or alter any of the material terms of any classified loan.

      Section 5.05 Due Diligence Review; Right to Terminate.

            A. Subject to the provisions of ARTICLE X, for a period of fifteen (15) days following the date of this Agreement (the "Initial Review Period"), B&T shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of EuroBancshares and Eurobank full access during normal business to all of the Properties, books, contracts, commitments, personnel and records of B&T, permit EuroBancshares and Eurobank to make such inspections (including without limitation with regard to such Properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require, and furnish to EuroBancshares and Eurobank during such period all such information concerning B&T and its affairs as EuroBancshares and Eurobank may reasonably request, so that EuroBancshares and Eurobank may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of B&T, in EuroBancshares' and Eurobank's sole discretion.

            B. Notwithstanding the foregoing, for a period of twenty-one (21) days following the date of this Agreement (the "Trust Review Period"), B&T shall afford the officers, directors, employees, attorneys, accountant s, investment bankers and authorized representatives of EuroBancshares and Eurobank full access during normal business to all of the Properties, books, contracts, commitments, personnel and records of B&T that relate to the Corporate Trust Business, permit EuroBancshares and Eurobank to make such inspections (including without limitation with regard to such Properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require, and furnish to EuroBancshares and Eurobank during such period all such information concerning the Corporate Trust Business of B&T and its affairs as EuroBancshares and Eurobank may reasonably request, so that EuroBancshares and Eurobank may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Corporate Trust Business of B&T, in EuroBancshares' and Eurobank's sole discretion.

            C. If as a result of such review, EuroBancshares or Eurobank becomes aware of information (other than information relating to credit quality, the allowance for loan losses, or B&T's investment portfolio (each from a financial perspective and not with respect to any legal or accounting matters or any matter relating to the perfection of security interests)) relating to B&T that leads EuroBancshares or Eurobank to determine, in their sole and absolute discretion, that it is not in the best interests of EuroBancshares or Eurobank to proceed with the Merger, EuroBancshares and Eurobank may terminate this Agreement by delivering to B&T a written notice of termination no later than 6:00 p.m., Hato Rey, Puerto Rico time on the twenty- first (21st) day following the execution of this Agreement (the "Due Diligence Termination Date"); provided, however, that the Due Diligence Termination Date shall be extended to the twenty-seventh (27th) day following the execution of this Agreement with respect to any matter relating to the Corporate Trust Business of B&T. Subject to Section 5.08 and Section 5.10, EuroBancshares and Eurobank acknowledge that they have concluded their due diligence with respect to credit quality, the allowance for loan losses and B&T's investment portfolio (each from a financial perspective and not with respect to any legal or accounting matters or any matters relating to the perfection of security interests), and that therefore they may not exercise the termination right set forth in this Section 5.05A as a result of any finding in any of these areas.

            D. Subject to the provisions of ARTICLE X, from and after the expiration of the Initial Review Period, B&T shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of EuroBancshares and Eurobank full access during normal business hours during the period prior to the Effective Date or the termination of this Agreement to all of the Properties, books, contracts, commitments, personnel and records of B&T, permit EuroBancshares and Eurobank to make such inspections (including without limitation with regard to such Properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require, and furnish to EuroBancshares and Eurobank during such period all such information concerning B&T and its affairs as EuroBancshares and Eurobank may reasonably request, so that EuroBancshares and Eurobank may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of B&T, including, without limitation, access sufficient to verify the value of the assets and the liabilities of B&T and the satisfaction of the conditions precedent to EuroBancshares' and Eurobank 's obligations described in ARTICLE VIII of this Agreement. B&T agrees at any time, and from time to time, to furnish to EuroBancshares and Eurobank as soon as practicable, any additional information that EuroBancshares or Eurobank may reasonably request. No investigation by EuroBancshares, Eurobank or their respective representatives shall affect the representations and warranties set forth herein.

      Section 5.06 Invitations to and Attendance at Directors' and Committee Meetings. B&T shall give notice to two (2) designees of EuroBancshares and/or Eurobank, and shall invite such persons to attend all regular and special meetings of the board of directors of B&T and all regular and special meetings of any senior management committee (including but not limited to the executive committee and the loan and discount committee of B&T) of B&T; provided, however, that EuroBancshares' and/or Eurobank 's designees shall excuse themselves from the portion of any meeting at which the Agreement is discussed. If the Merger is finally disapproved by any appropriate regulatory authority or if this Agreement is terminated pursuant to its terms, EuroBancshares' and/or Eurobank's designees will no longer be entitled to notice of and permission to attend such meetings.

      Section 5.07 Additional Financial Statements and Tax Returns. B&T shall promptly furnish, when available, EuroBancshares and Eurobank with (A) unaudited financial statements of B&T as of and for the period ended December 31, 2003 (and for each subsequent quarter-ending during the term of this Agreement), (B) true and complete copies of the Report of Condition and Income of B&T as of December 31, 2003 (and for each subsequent quarter-ending during the term of this Agreement), (C) audited financial statements of B&T as of and for the year ended December 31, 2003, and (D) a true and complete copy of the Federal income tax return of B&T as filed with the IRS for the year ended December 31, 2003.

      Section 5.08 Untrue Representations. B&T shall promptly notify EuroBancshares and Eurobank in writing if B&T becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to EuroBancshares or Eurobank or any representation or warranty made in or pursuant to this Agreement or that results in B&T's failure to comply with any covenant, condition or agreement contained in this Agreement.

      Section 5.09 Litigation and Claims. B&T shall promptly notify EuroBancshares and Eurobank in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against B&T or affecting any of its properties, if such litigation or potential litigation might, in the event of an unfavorable outcome, result in a Material Adverse Change, and B&T shall promptly notify EuroBancshares and Eurobank of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of B&T, threatened against B&T that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by B&T pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

      Section 5.10 Notice of Material Adverse Changes. B&T shall promptly notify EuroBancshares and Eurobank in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of B&T that has or may reasonably be expected to have or lead to a Material Adverse Change.

      Section 5.11 Acquisition Proposals.

            A. B&T agrees that it will not, and will cause its officers, directors, agents, advisors and affiliates not to, solicit, encourage, initiate, participate in or knowingly facilitate inquiries and proposals with respect to, or engage in negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any Acquisition Proposal (as defined below); provided, however, in the event that B&T receives an unsolicited bona fide Acquisition Proposal and B&T's board of directors concludes in good faith after consultation with its legal advisors that such Acquisition Proposal constitutes a Superior Proposal (as defined below), B&T may, and may permit its representatives to, furnish or cause to be furnished nonpublic information and participate in such negotiations or discussions to the extent that B&T's board of directors concludes in good faith (and based on the written advice of counsel) that failure to take such actions would result in a violation of its fiduciary duties under applicable law; provided, further, that prior to providing any nonpublic information permitted to be provided pursuant to the previous clause, it will have entered into a confidentiality agreement with such third party on terms no more favorable to such person than contained in the confidentiality provisions of this Agreement, including ARTICLE X. B&T will promptly (within one business day) advise EuroBancshares and Eurobank following the receipt of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and will keep EuroBancshares and Eurobank apprised of any related developments, discussions and negotiations (including the terms and conditions of the Acquisition Proposal) on a current basis.

            B. If B&T enters into a letter of intent or definitive agreement regarding an Acquisition Proposal with any other person or entity (other than a party hereto) prior to the Effective Date and subsequently terminates this Agreement prior to Closing, B&T covenants and agrees that it shall pay to EuroBancshares upon demand at any time the principal sum of $200,000 ("Termination Fee"); provided, however, that the obligation to make the payment provided for herein shall not apply to EuroBancshares or Eurobank if they had the right to terminate the Agreement pursuant to
      ARTICLE IX and they did, in fact, exercise its right to terminate the Agreement pursuant to ARTICLE IX. Such payment shall compensate EuroBancshares and Eurobank for their direct and indirect costs and expenses in connection with the transactions contemplated by this Agreement, including their management time devoted to negotiation and preparation for the Merger and their loss as a result of the Merger not being consummated. B&T acknowledges and agrees that it would be impracticable or extremely difficult to fix the actual damages resulting from the foregoing events and, therefore, has agreed upon the foregoing payment as liquidated damages which shall not be deemed to be in the nature of a penalty.

            C. Any Termination Fee that becomes payable pursuant to Section 5.11B shall be paid immediately, via wire transfer to an account designated by EuroBancshares.

            D. Notwithstanding any provision of Section 5.11B, any Termination Fee that becomes payable pursuant to Section 5.11B and is not paid immediately (i) shall be increased by any costs and expenses actually incurred in connection with the collection under and enforcement of this
      Section 5.11 and (ii) shall bear interest on such unpaid portion of the Termination Fee, commencing on the date that the Termination Fee became due, at a rate per annum equal to 10%.

            E. For purposes of this Section 5.11, the following definitions shall apply:

                  (i) "Acquisition Proposal, " means a tender or exchange offer, proposal for a merger, consolidation or other business combination involving B&T, or any proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, assets or deposits of B&T, other than transactions contemplated by this Agreement.

                  (ii) "Superior Proposal" means a bona fide written Acquisition Proposal which the board of directors of B&T concludes in good faith to be substantially more favorable from a financial point of view to the shareholders than the Merger and the other transactions contemplated hereby, (i) after receiving advice of its legal advisors, (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein), and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financial terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted to be taken into account under applicable law.

      Section 5.12 Consents and Approvals. B&T shall use its best efforts to obtain all consents and approvals from third parties, including those listed on
Schedule 3.08 of the Confidential Disclosure Memorandum, at the earliest practicable time.

      Section 5.13 Environmental Investigation; Right to Terminate Agreement.

            A. EuroBancshares, Eurobank, and their respective consultants, agents and representatives, at the sole cost and expense of EuroBancshares and Eurobank, shall have the right to the same extent that B&T has such right, but not the obligation or responsibility, to inspect any Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections ") at any time on or prior to March 15, 2004. EuroBancshares or Eurobank shall notify B&T prior to any physical inspections of the Property, and B&T may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by EuroBancshares or Eurobank, EuroBancshares or Eurobank shall (i) notify B&T of any Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) at the sole cost and expense of EuroBancshares and Eurobank, commence such secondary investigation, on or prior to March 31, 2004. EuroBancshares or Eurobank shall give reasonable notice to B&T of such secondary investigations, and B&T may place reasonable time and place restrictions on such secondary investigations.

            B. B&T agrees to indemnify and hold harmless EuroBancshares and Eurobank for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or secondary investigation conducted by EuroBancshares, Eurobank or their respective agents, which damage or injury is attributable to the negligent actions of B&T or its agents. EuroBancshares and Eurobank agree to indemnify and hold harmless B&T for any claims for damage to property, or injury or death to persons, attributable to the negligent actions of EuroBancshares, Eurobank, or their respective agents in performing any Environmental Inspection or secondary investigation except to the extent caused in whole or in part by the negligence of B&T. Neither EuroBancshares nor Eurobank shall have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey shall not be made by EuroBancshares or Eurobank. Neither EuroBancshares nor Eurobank shall make such report prior to Closing unless required to do so by law, and in such case will give B&T reasonable notice of such intentions.

            C. EuroBancshares and Eurobank shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.21 is not materially true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are in good faith disapproved by EuroBancshares or Eurobank because the environmental inspection, secondary investigation or other environmental survey identifies material violations or potential violations of Environmental Laws; (iii) B&T has refused to allow EuroBancshares or Eurobank to conduct an Environmental Inspection or secondary investigation in a manner that EuroBancshares or Eurobank reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require substantial remedial or cleanup action or result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which would result in a Material Adverse Change. On or prior to April 30, 2004, EuroBancshares or Eurobank shall advise B&T in writing as to whether EuroBancshares and Eurobank intend to terminate this Agreement because EuroBancshares or Eurobank disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. B&T shall have the opportunity to correct any objected to violations or conditions to EuroBancshares' and Eurobank's reasonable satisfaction prior to May 31, 2004. In the event that B&T fails to demonstrate its satisfactory correction of the violations or conditions to EuroBancshares and Eurobank, EuroBancshares or Eurobank may terminate the Agreement at any time after June 15, 2004. In the event that this Agreement is terminated in accordance with this Section 5.13, EuroBancshares or Eurobank shall provide B&T with a copy of all inspection reports and surveys upon which EuroBancshares or Eurobank has relied to terminate this Agreement.

            D. B&T agrees to make available to EuroBancshares, Eurobank and their respective consultants, agents and representatives all document s and other material relating to environmental conditions of any Property including, without limitation, the results of other environmental inspections and surveys. B&T also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with EuroBancshares and Eurobank and shall be entitled to certify the same in favor of EuroBancshares, Eurobank and their respective consultants, agents and representatives and make all other data available to EuroBancshares, Eurobank and their respective consultants, agents and representatives.

      Section 5.14 Conforming Accounting and Reserve Policies; Restructuring Expenses.

            A. Notwithstanding that B&T believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, B&T recognizes that Eurobank may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Date, B&T and Eurobank shall consult and cooperate with each other with respect to conforming, as specified in a written notice from Eurobank to B&T, based upon such consultation and as hereinafter provided, the loan, accrual and reserve policies of B&T to those policies of Eurobank.

            B. In addition, from and after the date of this Agreement to the Effective Date, B&T and Eurobank shall consult and cooperate with each other with respect to determining, as specified in a written notice from Eurobank to B&T, based upon such consultation and as hereinafter provided, appropriate accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger.

            C. B&T and Eurobank shall consult and cooperate with each other with respect to determining, as specified in a written notice from Eurobank to B&T, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

            D. Subject to Section 1.06, at the request of Eurobank, B&T shall establish and take such reserves and accruals as Eurobank shall request to conform B&T's loan, accrual and reserve policies to Eurobank 's policies, shall establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger; provided, however, that B&T shall not be required to take any such action that is not consistent with GAAP.

            E. No accrual or other adjustment made by B&T pursuant to the provisions of Section 1.06 or this Section 5.14 shall constitute an acknowledgement by B&T or create any implication, for any purpose, that such accrual or adjustment was necessary for any purpose other than to comply with the provisions of
      Section 1.06 or this Section 5.14. No accrual or other adjustment made by B&T pursuant to the provisions of this Section 5.14 that would not have been made but for the provisions of this Section 5.14 shall be taken into consideration or otherwise affect the calculation of B&T Tangible Net Book Value for purposes of the calculation of the Merger Consideration. Nothing in this Section 5.14 shall be deemed to affect B&T's obligation to charge off or make accruals to its loans in the ordinary course of business and consistent with past practices and safe and sound banking principles.

      Section 5.15 Proxies. Within ten (10) days of the date of this Agreement, B&T and each of the persons set forth on Schedule 5.15 of the Confidential Disclosure Memorandum shall execute the Voting Agreement and Irrevocable Proxy in the form attached hereto as Exhibit B, and B&T acknowledges that such persons have agreed that they will vote the shares of B&T Stock owned by them in favor of this Agreement and the Merger and the transactions contemplated hereby and thereby, subject to required regulatory approvals.

      Section 5.16 Formation and Organization of the Special Purpose Vehicle. On or prior to the Closing Date, B&T will incorporate, charter and organize the Special Purpose Vehicle as a corporation under the laws of the Commonwealth, and B&T shall cause the Special Purpose Vehicle to execute and deliver the Indemnification Agreement to EuroBancshares and Eurobank.

      Section 5.17 Termination of Change in Control and Employee Contracts. B&T shall take all such actions as may be necessary to cause each of the agreements listed on Schedule 8.08 of the Confidential Disclosure Memorandum to be terminable within thirty (30) days following the Effective Date.

      Section 5.18 Exercise or Termination of Stock Options. B&T shall (i) use its best efforts to cause the holders of all outstanding and unexercised options to exercise their stock options and acquire shares of B&T Stock prior to the Effective Date, (ii) to the extent that such options are not validly exercised prior to the Effective Date, take such other actions permitted under the stock option agreements to cause such options to terminate on or prior to the Effective Date, and (iii) obtain an agreement from each option holder releasing EuroBancshares and Eurobank from any and all liability with respect to such options.

      Section 5.19 Employee Plans. At the request of EuroBancshares or Eurobank, B&T agrees to take all appropriate actions, prior to the Effective Date, to cause its employee pension plans, as defined in Section 3(2) of ERISA, and its employee welfare benefit plans, as defined in Section 3(1) of ERISA, to be terminated, frozen, amended or merged into similar employee pension plans or employee welfare benefit plans maintained by EuroBancshares or Eurobank, as determined by EuroBancshares and Eurobank in their sole discretion, subject to compliance with applicable law, so long as any such action preserves the rights of the participants in such plans (including, without limitation, vesting rights).

      Section 5.20 Closing of B&T Branches. At the request of EuroBancshares or Eurobank, B&T shall take all such steps as may be necessary to complete the closing of those branches of B&T set forth on Schedule 5.20 of the Confidential Disclosure Memorandum within forty (40) days following the Closing Date, including, without limitation, the filing of any applications or other documents necessary to obtain the approval of any regulatory or other governmental authority required in connection with the closing of such branches and the provision of any required customer notices at such branches; provided, however, that EuroBancshares and Eurobank shall be afforded a reasonable period of time following the Closing Date, which time shall be not less than forty (40) days following the Closing Date, to remove from the premises any furniture, equipment and other assets and property owned by EuroBancshares and Eurobank.

      Section 5.21 Director's and Officer's Insurance. Prior to the Closing Date, B&T shall obtain tail insurance coverage, including a lender liability endorsement and an errors & omissions policy relating to B&T's Corporate Trust Business ("D&O Insurance"), under its existing director's and officer's insurance policy for a period of three (3) years following the Closing Date that will serve to reimburse the present and former directors and officers of B&T with respect to claims against such directors and officers arising from facts or events which occurred prior to the Closing Date; provided, however, that the full cost of the premium associated with such D&O Insurance shall be paid in full or otherwise reserved by B&T prior to the Closing.

      Section 5.22 Disposition and Establishment of Participation Interest in Certain B&T Loan. Prior to the Closing Date, B&T shall take all necessary and appropriate steps to sell, transfer or otherwise dispose of that certain loan set forth on Schedule 5.22 of the Confidential Disclosure Memorandum; provided, however, that in connection with such sale, transfer or other disposition and upon the approval of the board of directors of B&T, EuroBancshares and Eurobank, B&T shall be permitted to purchase a participation interest in such loan in an amount not to exceed $3,000,000.

      Section 5.23 Disposition or Establishment of Repayment Plan for Certain B&T Loan. Prior to the Closing Date, B&T shall take all necessary and appropriate steps to sell, transfer, dispose of, or otherwise resolve or shall establish an acceptable repayment plan with respect to that certain loan set forth on Schedule 5.23 of the Confidential Disclosure Memorandum, in any case to the satisfaction of EuroBancshares and Eurobank, in their sole discretion.

      Section 5.24 Settlement of Certain Litigation Matters. Prior to the Closing Date, B&T shall take all necessary and appropriate steps to either (i) obtain a final and non-appealable judgment with respect to all litigation matters, including all claims related thereto, set forth on Schedule 5.24 of the Confidential Disclosure Memorandum, or (ii) settle such litigation matters with all claims against B&T and its Affiliates being dismissed with prejudice; provided, however, that in the event that any such matters have not been so resolved, the amount (including, without limitation, all legal fees costs and other related expenses) relating to such matters set forth on Schedule 5.24 of the Confidential Disclosure Memorandum, which amount shall be determined by a majority of the members of the Joint Committee or, absent such agreement, by a third party acceptable to a majority of the members of the Joint Committee, shall be deducted from Tangible Net Book Value pursuant to Section 1.05I(v)(f)(3).

      Section 5.25 Termination of Certain Relationships. Prior to the Closing Date, B&T shall give notice to the persons listed on Schedule 5.25 of the Confidential Disclosure Memorandum that the contract described therein shall terminate on the Closing Date.

                                   ARTICLE VI.
                    COVENANTS OF EUROBANCSHARES AND EUROBANK

      EuroBancshares and Eurobank hereby make the covenants set forth in this
ARTICLE VI to B&T.

      Section 6.01 Best Efforts. Each of EuroBancshares and Eurobank agrees to use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

      Section 6.02 Information for Applications and Statements. Each of EuroBancshares and Eurobank will promptly furnish to B&T all information concerning EuroBancshares and Eurobank, including, but not limited to, financial statements, required for inclusion in (A) any proxy statement to be used by B&T in connection with the approval of the shareholders of B&T of the transactions contemplated hereby, which proxy statement shall be prepared by EuroBancshares with the assistance of B&T and shall be in form and substance satisfactory to EuroBancshares and B&T, and (B) any application or statement to be made by B&T or filed by B&T with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and each of EuroBancshares and Eurobank represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Each of EuroBancshares and Eurobank shall otherwise fully cooperate with B&T in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

      Section 6.03 Untrue Representations. EuroBancshares or Eurobank shall promptly notify B&T in writing if EuroBancshares or Eurobank becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to B&T or any representation or warranty made in or pursuant to this Agreement or that results in EuroBancshares' or Eurobank's failure to comply with any covenant, condition or agreement contained in this Agreement.

      Section 6.04 Litigation and Claims. EuroBancshares or Eurobank shall promptly notify B&T of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of EuroBancshares or Eurobank, threatened against EuroBancshares or Eurobank that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by EuroBancshares or Eurobank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

      Section 6.05 Regulatory and Other Approvals. EuroBancshares or Eurobank shall promptly, but in no event later than forty- five (45) days following the date of this Agreement, file or cause to be filed applications for all regulatory approvals required to be obtained by EuroBancshares or Eurobank in connection with this Agreement and the other agreements contemplated hereby, including, without limitation, (i) any application as may be required by EuroBancshares or Eurobank to establish an International Banking Entity ("IBE") subsidiary of

Eurobank under the International Banking Center Regulatory Act, and such other applications as may be necessary to permit Eurobank to sell or otherwise transfer the IBE to EuroBancshares, and (ii) any application as may be necessary for Eurobank to close one of its branch locations in Ponce, Puerto Rico and relocate the operations of such branch to the Ponce branch of B&T. EuroBancshares or Eurobank shall promptly furnish B&T with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested. EuroBancshares and Eurobank shall use their best efforts to obtain all such regulatory approvals and any other approvals from third parties, including those identified in Section 4.08, at the earliest practicable time.

      Section 6.06 Notice of Material Adverse Change. EuroBancshares or Eurobank shall promptly notify B&T in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of EuroBancshares that has or may reasonably be expected to have or lead to a Material Adverse Change relating to EuroBancshares, or that would adversely affect, prevent or delay consummation of the transactions contemplated by this Agreement or the other agreements contemplated hereby.

      Section 6.07 Employee Matters.

            A. Following the Closing Date, Eurobank may provide officers and other employees of B&T, who become employees of Eurobank following the Merger, the right to participate in Eurobank's employee benefit plans as are then in effect for employees of Eurobank on the same basis as similarly situated employees of Eurobank, subject to any applicable vesting requirements. In the event that EuroBancshares determines, in its sole discretion, that its employee pension plans may be amended to permit B&T employees who become employees of EuroBancshares to roll over their 401(k) accounts into EuroBancshares' employee pension plans without creating any liability to EuroBancshares or Eurobank, then EuroBancshares shall amend such employee pension plans accordingly.

            B. At the Closing, EuroBancshares and Eurobank shall pay to each employee of B&T listed on Schedule 6.07B of the Confidential Disclosure Memorandum that remains an employee of B&T as of the Closing Date, a retention bonus equal to the amount set forth opposite such employee's name on Schedule 6.07B of the Confidential Disclosure Memorandum.

      Section 6.08 Request for Tax Ruling. EuroBancshares shall promptly prepare and file with the Department of Treasury of Puerto Rico a request for a ruling to the effect that (A) the Merger will be treated as a "tax free reorganization" within the meaning of Section 1112(g)(1)(A) of the Internal Revenue Code of Puerto Rico, and (B) all or substantially all of the NOL's of B&T shall survive the Closing Date and will be available to Eurobank to offset its income and reduce its future tax liabilities to the same extent that such NOL's would otherwise be available to B&T.

                                  ARTICLE VII.
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF B&T

      All obligations of B&T under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by B&T:

      Section 7.01 Compliance with Representations, Warranties and Agreements. All representations and warranties made by EuroBancshares and Eurobank in this Agreement or in any document or schedule delivered to B&T pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). EuroBancshares and Eurobank shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by EuroBancshares and Eurobank prior to or at the Closing.

      Section 7.02 Shareholder Approvals. The holders of the B&T Stock entitled to vote on the Merger and this Agreement shall have approved the Merger and this Agreement in accordance with Section 91 of the Banking Law.

      Section 7.03 Government and Other Approvals. EuroBancshares and Eurobank shall have received approvals, acquiescence or consents of the transactions contemplated by this Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the Federal Reserve Bank of New York, the FDIC, and the OCFI, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, and the transactions contemplated hereby and thereby, including all consents described on Schedule 3.08 of the Confidential Disclosure Memorandum and in Section 4.08. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Commonwealth, federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings.

      Section 7.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the acquisition by any Commonwealth, federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (A) make the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (B) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, or (C) if the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are consummated, subject B&T or subject any officer, director, shareholder or employee of B&T to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be

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

threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (A) through (C) above.

      Section 7.05 Revenue Ruling from the Department of Treasury. EuroBancshares and Eurobank shall have received a ruling from the Puerto Rico Department of Treasury to the effect that (A) the Merger will be treated as a "tax free reorganization" within the meaning of Section 1112(g)(1)(A) of the Internal Revenue Code of Puerto Rico, and (B) all or substantially all of the NOL's of B&T shall survive the Closing Date and will be available to Eurobank to offset its income and reduce its future tax liabilities to the same extent that such NOL's would otherwise be available to B&T.

      Section 7.06 Fairness Opinion. B&T shall have received from Brean, Murray & Company an unqualified written opinion (which opinion shall be completed and delivered to EuroBancshares and Eurobank within twenty-one (21) days following the date of this Agreement) to the effect that the Merger and the Merger Consideration to be paid to the shareholders of B&T under the terms of this Agreement is fair to the B&T Shareholders from a financial point of view.

      Section 7.07 Designation of Preferred Stock. EuroBancshares shall have designated a series of preferred stock with such rights and preferences as set forth on Exhibit F, which shares of preferred stock are intended to be issued to the B&T Shareholders owning shares Series B Preferred Stock in accordance with
Section 1.05C.

                                  ARTICLE VIII.
          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EUROBANCSHARES AND
                                    EUROBANK

      All obligations of EuroBancshares and Eurobank under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by EuroBancshares and Eurobank.

      Section 8.01 Compliance with Representations, Warranties and Agreements. All representations and warranties made by B&T in this Agreement or in any document or schedule delivered to EuroBancshares or Eurobank pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). B&T shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by B&T prior to or at the Closing.

      Section 8.02 Shareholder Approvals. The holders of the B&T Stock entitled to vote on the Merger and this Agreement shall have approved the Merger and this Agreement in accordance with Section 91 of the Banking Law and no B&T Shareholder or group of B&T Shareholders owning ten percent (10%) or more of the issued and outstanding shares of B&T Common Stock or B&T Series B Preferred Stock shall have exercised his or her dissenters' rights with respect to the Merger.

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

      Section 8.03 Government and Other Approvals. EuroBancshares and Eurobank shall have received approvals, acquiescence or consents, all on terms and conditions acceptable to EuroBancshares and Eurobank in their sole and reasonable discretion, of the transactions contemplated by this Agreement (including, without limitation, (i) any approvals necessary for the establishment by Eurobank of an IBE subsidiary, (ii) any approvals as may be necessary for the sale or transfer of the IBE to EuroBancshares, (iii) any approvals as may be necessary for Eurobank to close one of its branches in Ponce, Puerto Rico and relocate the operations of such branch to the Ponce branch of B&T, and (iv) any approvals necessary to close those branches of B&T set forth on Schedule 5.20 of the Confidential Disclosure Memorandum) from all necessary governmental agencies and authorities, including but not limited to the Federal Reserve Bank of New York, the FDIC, and the OCFI, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, and the transactions contemplated hereby and thereby, including all consents described on Schedule 3.08 of the Confidential Disclosure Memorandum and in Section 4.08. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Commonwealth, federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings. It is understood that, if such contest is brought by formal proceedings, EuroBancshares and Eurobank may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

      Section 8.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any Commonwealth, federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (A) make this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable,
(B) require the divestiture of a material portion of the assets of B&T, (C) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, (D) otherwise result in a Material Adverse Change or (E) if this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are consummated, subject EuroBancshares or Eurobank or subject any officer, director, shareholder or employee of EuroBancshares or Eurobank to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (A) through (E) above.

      Section 8.05 No Material Adverse Change. There shall have been no Material Adverse Change since December 31, 2003.

      Section 8.06 Director Support Agreements. EuroBancshares and Eurobank shall have received from each director listed on Schedule 8.06 of the Confidential Disclosure Memorandum a Director Support Agreement, the form of which is attached hereto as Exhibit A.

      Section 8.07 Releases of Directors and Officers. EuroBancshares and Eurobank shall have received from each of the directors of B&T, an instrument, the form of which is attached

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hereto as Exhibit C, dated the Closing Date, releasing B&T from any and all claims of such directors (except to their deposits and accounts). EuroBancshares and Eurobank shall have received from each of the officers of B&T, an instrument, the form of which is attached hereto as Exhibit D, dated the Closing Date, releasing B&T from any and all claims of such officers (except to their deposits and accounts).

      Section 8.08 Termination of Change in Control and Employee Contracts. Set forth on Schedule 8.08 of the Confidential Disclosure Memorandum is a correct and complete list of all existing change in control, employment, and other similar agreements of relating to or otherwise affecting B&T. As of the Effective Date, all such agreements listed on Schedule 8.08 of the Confidential Disclosure Memorandum shall be terminable by EuroBancshares or Eurobank within thirty (30) days following the Effective Date.

      Section 8.09 Exercise or Termination of Stock Options. On or prior to the date of the Shareholders' Meeting, B&T shall have (i) caused the holders of all outstanding and unexercised options to acquire shares of B&T Stock to exercise or otherwise cause the termination or cancellation of such stock options, and
(ii) obtained an agreement from each option holder releasing EuroBancshares and Eurobank from any and all liability with respect to such options.

      Section 8.10 Long-Term Lease Arrangement. As of the Effective Date, EuroBancshares shall have executed a long-term lease agreement (not less than five (5) years) related to the B&T branch facilities located at San Patricio Plaza or shall have received the consent of the landlords of such facilities to the assumption by EuroBancshares or Eurobank of such lease.

      Section 8.11 Option to Terminate Service Contracts. All B&T contracts relating to equipment or services, including those related to MIS programs, shall be cancelable at the option or EuroBancshares or Eurobank within thirty
(30) days following the Effective Date.

      Section 8.12 Auditor Opinion. EuroBancshares shall have received an opinion or similar advise from its independent external auditors that after market valuation of all assets and liabilities as required by GAAP resulting goodwill, after the Merger, if any (excess of Merger Consideration over assets minus liabilities acquired), shall not exceed $500,000.

      Section 8.13 Administrative and Regulatory Actions. EuroBancshares and Eurobank shall have received such assurances as they deem necessary or appropriate in their sole discretion that any order, directive, agreement, understanding or administrative action of any type regarding B&T or any of its affiliates, including but not limited to the C&D Order, and also including any assessment of civil money penalties, whether with the FDIC, the OCFI or any other governmental authority applicable to B&T, shall be of no further force and effect against and shall not impose, prior to or after the Effective Date, any liability to EuroBancshares, Eurobank, or to any of their respective officers or directors, for failure to perform, or for noncompliance with, any terms of any such regulatory order, directive, agreement or administrative action.

      Section 8.14 Securities Laws Exemptions. EuroBancshares shall have received satisfactory evidence that the offering of the EuroBancshares Common Stock and EuroBancshares Preferred Stock pursuant to this Agreement shall have qualified for an

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

exemption from registration under the Securities Act of 1933, as amended, and any applicable Commonwealth or state securities laws.

      Section 8.15 Revenue Ruling from the Department of Treasury. EuroBancshares and Eurobank shall have received a ruling from the Puerto Rico Department of Treasury to the effect that (A) the Merger will be treated as a "tax free reorganization" within the meaning of Section 1112(g)(1)(A) of the Internal Revenue Code of Puerto Rico, and (B) all or substantially all of the NOL's of B&T shall survive the Closing Date and will be available to Eurobank to offset its income and reduce its future tax liabilities to the same extent that such NOL's would otherwise be available to B&T.

      Section 8.16 Closing of B&T Branches. B&T shall have taken all such steps as may be necessary to complete the closing of certain branches of B&T as has been requested by EuroBancshares or Eurobank in accordance with Section 5.20 and shall have received all approvals, acquiescence or consents, all on terms and conditions acceptable to EuroBancshares and Eurobank in their sole and reasonable discretion, necessary to complete the closing of such branches within forty (40) days following the Closing Date; provided, however, that EuroBancshares and Eurobank shall be afforded a reasonable period of time following the Closing Date, which time shall be not less than forty (40) days following the Closing Date, to remove from the premises any furniture, equipment and other assets and property owned by EuroBancshares and Eurobank.

      Section 8.17 Formation and Organization of the Special Purpose Vehicle. B&T shall have incorporated, chartered and organized the Special Purpose Vehicle as a corporation under the laws of the Commonwealth.

      Section 8.18 Closing Financial Statements. At least five (5) business days prior to the Closing Date, B&T shall provide EuroBancshares and Eurobank with drafts of B&T financial statements presenting the financial condition of B&T as of the close of business on the last day of the last month ended prior to the Closing Date and B&T's results of operations for the period January 1, 2004 through the close of business on the last day of the last month ended prior to the Closing Date (the "Closing Financial Statements"), which Closing Financial Statements shall be finalized on the Closing Date. Such Closing Financial Statements shall have been prepared in all material respects in accordance with GAAP and regulatory accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments, including, without limitation, the accrual of all fees and expenses of all attorneys, accountants, investment bankers and other advisors and agents for B&T for services rendered solely in connection with the transactions contemplated by this Agreement and the accrual of all other fees and expenses associated with the transactions contemplated hereby. Such financial statements shall be accompanied by a certificate of B&T Chief Financial Officer, dated as of the Closing Date, to the foregoing effect and to the effect that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of B&T in all material respects.

      Section 8.19 Legal Opinion. EuroBancshares and Eurobank shall have received an opinion of counsel from O'Neill & Borges, addressing each of the matters identified in Exhibit E.

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

      Section 8.20 Guaranty Agreement. EuroBancshares and Eurobank shall have received an executed Indemnification Agreement from the Special Purpose Vehicle.

      Section 8.21 Fairness Opinion. EuroBancshares and Eurobank shall have received from Feldman Financial Advisors, Inc. an unqualified written opinion (which opinion shall be completed and delivered to B&T within twenty-one (21) days following the date of this Agreement) to the effect that the Merger and the Merger Consideration to be paid to the shareholders of B&T under the terms of this Agreement is fair to the shareholders of EuroBancshares from a financial point of view.

      Section 8.22 Disposition or Establishment of Participation Interest in Certain B&T Loan. B&T shall have sold, transferred or otherwise disposed of that certain loan set forth on Schedule 5.22 of the Confidential Disclosure Memorandum and shall have delivered to EuroBancshares and Eurobank satisfactory evidence releasing B&T from liability with respect to such loan; provided, however, that in the event that B&T has purchased a participation interest in such loan, which participation interest shall not exceed $3,000,000, the board of directors of EuroBancshares and Eurobank shall have previously approved any such participation interest.

      Section 8.23 Disposition or Establishment of Repayment Plan for Certain B&T Loan. B&T shall have sold, transferred, disposed of, or otherwise resolved or established an acceptable repayment plan with respect to that certain loan set forth on Schedule 5.23 of the Confidential Disclosure Memorandum and shall have delivered to EuroBancshares and Eurobank satisfactory evidence releasing B&T from liability with respect to such loan, in any case to the satisfaction of EuroBancshares and Eurobank, in their sole discretion.

      Section 8.24 Director's and Officer's Insurance. B&T shall have obtained D&O Insurance, including a lender liability endorsement and an errors & omissions policy relating to B&T's Corporate Trust Business, under its existing director's and officer's insurance policy for a period of three (3) years following the Closing Date that will serve to reimburse the present and former directors and officers of B&T with respect to claims against such directors and officers arising from facts or events which occurred prior to the Closing Date and all premiums associated with such D&O Insurance have been paid in full or otherwise reserved by B&T.

                                   ARTICLE IX.
                           TERMINATION AND ABANDONMENT

      Section 9.01 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Closing (notwithstanding approval thereof by the shareholders of B&T), as follows, and in no other manner:

            A. By the mutual consent of B&T, EuroBancshares and Eurobank, duly authorized by the board of directors of each of B&T, EuroBancshares and Eurobank.

            B. By either B&T or EuroBancshares and Eurobank if the conditions precedent to such parties' obligations to close specified in ARTICLE VII and ARTICLE VIII, respectively, hereof have not been met or waived by June 30, 2004, or such later date as has been approved by B&T, EuroBancshares and Eurobank.

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

            C. By either B&T or EuroBancshares and Eurobank if any of the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if any court of competent jurisdiction in the Commonwealth or the United States or other Commonwealth or United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable.

            D. By EuroBancshares and Eurobank if they reasonably determine, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement.

            E. By EuroBancshares and Eurobank if there shall have been any Material Adverse Change with respect to B&T.

            F. By B&T if there s hall have been any Material Adverse Change with respect to EuroBancshares.

            G. By EuroBancshares and Eurobank in accordance with Section 5.05 or Section 5.13.

            H. By EuroBancshares and Eurobank if B&T shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, and such failure shall not have been cured within a period of thirty (30) calendar days after written notice from EuroBancshares or Eurobank, or if any of the representations or warranties of B&T contained herein or therein shall be inaccurate in any material respect.

            I. By B&T if EuroBancshares or Eurobank shall fail to comply in any material respect with any of their respective covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of thirty (30) calendar days after notice from B&T, or if any of the representations or warranties of EuroBancshares or Eurobank contained herein or therein shall be inaccurate in any material respect.

            J. By B&T if (i) B&T's board of directors receives an Acquisition Proposal and concludes in good faith that such Acquisition Proposal is a Superior Proposal and (ii) B&T pays the Termination Fee in accordance with
      Section 5.11.

      Section 9.02 Notice of Termination. The power of termination provided for by Section 9.01 hereof may be exercised only by a notice given in writing, as provided in Section 11.07 of this Agreement.

      Section 9.03 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 9.01 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except that (A) each

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

party shall be responsible for their expenses and costs pursuant to Section
11.02 hereof, (B) the provisions of ARTICLE X hereof shall remain applicable,
(C) the provisions of Section 5.11 hereof shall remain applicable, and (D) each party shall be liable for any willful and material breach of its representations, warranties and covenants.

                                   ARTICLE X.
                            CONFIDENTIAL INFORMATION

      Section 10.01 Definition of "Recipient," "Disclosing Party" and "Representative ". For purposes of this Article X, the term "Recipient" shall mean the party receiving the Subject Information (as defined in Section 10.02) and the term "Disclosing Party" shall mean the party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (1) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (2) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term "Representative " as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this ARTICLE X shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

      Section 10.02 Definition of "Subject Information". For purposes of this
ARTICLE X, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being non public, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that (A) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (B) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (C) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

      Section 10.03 Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (A) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants, attorneys and investment bankers) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such

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

information confidentially); and (B) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

      Section 10.04 Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

      Section 10.05 Return of Subject Information. In the event of termination of this Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

      Section 10.06 Specific Performance/Injunctive Relief. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of ARTICLE X of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of
ARTICLE X of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of ARTICLE X of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.

                                  ARTICLE XI.
                                 MISCELLANEOUS

      Section 11.01 Survival of Representations and Warranties; Indemnification.

            A. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall survive the Closing Date for a period of one (1) year. Notwithstanding the foregoing, any claim with respect to a breach of representation or warranty and any third party claim shall survive the time it would otherwise terminate under this Section 11.01 if notice of the claim, inaccuracy or breach shall have been given to the party against whom such indemnity may be sought prior to such time.

            B. On and following the Closing Date, the Special Purpose Vehicle shall indemnify, save and hold harmless EuroBancshares and Eurobank, and each of their respective officers, directors, shareholders and representatives and their respective heirs, successors and assigns (collectively, the "Related Parties"), from and against, and shall

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

      reimburse EuroBancshares, Eurobank, and their Related Parties (without any contribution right against B&T, EuroBancshares, Eurobank or their Related Parties) with respect to any and all damages, liabilities, losses, obligations, actions, suits, disbursements, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs (including, without limitation, reasonable attorneys' fees and expert witness' fees, costs of investigation and court costs) of every kind imposed on, incurred by or asserted against EuroBancshares, Eurobank, or their Related Parties in any way relating to or arising from or out of (i) a breach by B&T of any representation, warranty, covenant or other agreement set forth in this Agreement or the other agreements contemplated hereby, (ii) a claim by any third party described in Schedule 1.07B(ii) of the Confidential Disclosure Memorandum against EuroBancshares or Eurobank arising out of any action or inaction of B&T arising prior to the Closing Date, or (iii) the matters described in Schedule 1.07B(iii) of the Confidential Disclosure Memorandum.

            C. EuroBancshares', Eurobank's and the Related Parties' remedies under this Section 11.01 or otherwise for breach of any representation, warranty, covenant, or other agreement set forth in this Agreement or the other agreements contemplated hereby shall be limited to (i) termination of this Agreement pursuant to Section 9.01, (ii) after the Closing Date, their rights pursuant to the Indemnification Agreement, and (iii) upon termination of this Agreement in accordance with Section 9.01, rights under applicable law for any willful and material breach by B&T.

      Section 11.02 Expenses. EuroBancshares and Eurobank shall pay all of their expenses and costs (including, without limitation, all counsel fees and expenses) and B&T shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

      Section 11.03 Brokerage Fees and Commissions. Each of EuroBancshares and Eurobank hereby represents to B&T that no agent, representative or broker has represented EuroBancshares or Eurobank in connection with the transactions described in this Agreement. B&T shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of EuroBancshares or Eurobank, and EuroBancshares and Eurobank hereby agree to indemnify and hold B&T harmless for any amounts owed to any agent, representative or broker of EuroBancshares or Eurobank. B&T hereby represents to EuroBancshares and Eurobank that no agent, representative or broker has represented B&T or any or all of the shareholders in connection with the transactions described in this Agreement. Neither EuroBancshares nor Eurobank shall have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of B&T or any shareholder of B&T and B&T hereby agrees to indemnify and hold EuroBancshares and Eurobank harmless for any amounts owed to any agent, representative or broker of B&T or any shareholder of B&T.

      Section 11.04 Entire Agreement. This Agreement and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in

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

this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

      Section 11.05 Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

      Section 11.06 Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (A) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (B) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(C) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

      Section 11.07 Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (A) in the case of personal delivery, telex or facsimile transmission, when received; (B) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (C) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 11.07. All communications must be in writing and addressed as follows:

             IF TO B&T:

             Mr. Manuel H. Dubon
             Chairman of the Board
             The Bank & Trust Company of Puerto Rico
             250 Munoz Rivera Avenue
             Hato Rey, Puerto Rico 00919
             Telecopy: (787) 764-3416

            With a copy to:

            Jose Cacho and Julio Pietrantoni
            O'Neill & Borges
            American International Plaza, Eighth Floor
            250 Munoz Rivera Avenue
            San Juan, Puerto Rico 00919
            Telecopy: (787) 753-8944

            IF TO EUROBANCSHARES OR EUROBANK:

            Mr. Rafael Arrillaga Torrens, Jr.
            Chairman of the Board and CEO
            EuroBancshares, Inc.
            270 Munoz Rivera Avenue
            Hato Rey, Puerto Rico 00918
            Telecopy: (787) 758-5611

            With a copy to:

            Peter G. Weinstock, Esq.
            Jenkens & Gilchrist,
            a Professional Corporation
            1445 Ross Avenue, Suite 3200
            Dallas, Texas 75202-2799
            Telecopy: (214) 855-4300

            and

            Chet A. Fenimore, Esq.
            Jenkens & Gilchrist,
            a Professional Corporation
            600 Congress Avenue, Suite 2200
            Austin, Texas 78701
            Telecopy: (512) 404-3520

      Section 11.08 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PUERTO RICO (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE COMMONWEALTH OF PUERTO RICO, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

      Section 11.09 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be

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

construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

      Section 11.10 Certain Definitions.

            A. "Affiliate" means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

            B. "Environmental Laws" mean all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, (i) the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended ("SWDA," also known as "RCRA" for a subsequent amending act),
      (ii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"), (iii) the Clean Water Act, 33 U.S.C. Section 1251 et seq., as amended ("CWA"), (iv) the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended ("CAA"), (v) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended ("TSCA"), (vi) the Emergency Planning and Community Right to Know Act, 15 U.S.C. Section 2601 et seq., as amended ("EPCRKA"), and (vii) the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as amended.

            C. "Hazardous Material" means, without limitation, (i) any "hazardous wastes" as defined under RCRA, (ii) any "hazardous substances as defined under CERCLA, (iii) any toxic pollutants as defined under CWA,
      (iv) any hazardous air pollutants as defined under CAA, (v) any hazardous chemicals as defined under TSCA, (vi) any hazardous substances or extremely hazardous substances as defined under EPCRKA, (vii) asbestos,
      (viii) polychlorinated biphenyls, (ix) underground storage tanks, whether empty, filled or partially filled with any substance, (x) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (xi) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal.

            D. The term "Property" or "Properties" shall include all real property owned or leased by B&T, including, but not limited to properties that B&T has foreclosed on as well as their respective premises and all improvements and fixtures thereon.

            E. "Material Adverse Change" means any material adverse change in the financial condition, assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations or prospects of B&T or EuroBancshares, as applicable. An event or change affecting the banking industry as a whole shall not be considered a Material Adverse Change unless it affects B&T or EuroBancshares, as applicable, to a greater degree than other similar size bank holding companies or banks.

            F. "Subsidiary" means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

            G. "Investment Securities" means all securities held by B&T and reflected as an asset of B&T in accordance with RAP.

      Section 11.11 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

      Section 11.12 Attorneys' Fees and Costs. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

      Section 11.13 Rules of Construction. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

      Section 11.14 Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 11.14 shall be void and of no effect.

      Section 11.15 Public Disclosure. None of B&T, EuroBancshares or Eurobank will make, issue or release any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; provided, however, that notwithstanding the foregoing, B&T, EuroBancshares and Eurobank will be permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable Commonwealth, federal or state laws or regulations or that may be necessary to obtain regulatory approval for the transactions contemplated hereby.

      Section 11.16 Extension; Waiver. At any time prior to the Closing Date, the parties may (A) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (B) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (C) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section 11.07 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 11.07 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

      Section 11.17 Amendments. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of EuroBancshares, Eurobank and B&T at any time before or after adoption of this Agreement by the shareholders of B&T but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made that decreases the consideration to be paid for the B&T Stock as set forth in
Section 1.05 or that materially and adversely affects the rights of B&T's shareholders hereunder without the requisite approval of such shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

      Section 11.18 Delivery of Schedules to Confidential Disclosure Memorandum. In order to provide for the prompt execution of this Agreement, the parties hereto agree that with respect to the schedules to this Agreement:

            A. Full and complete originals of all of the schedules to the Confidential Disclosure Memorandum (other than those delivered or deliverable by EuroBancshares or Eurobank) shall be delivered to EuroBancshares and Eurobank in accordance with Section 11.07, within fourteen (14) days after the date of this Agreement.

            B.    EuroBancshares and Eurobank will have until the twenty- first
      (21st) day following the date of this Agreement to review such schedules to determine whether they disclose information relating to B&T that leads EuroBancshares or Eurobank to determine, in their sole and absolute discretion, that it is not in their best interests to proceed with the Merger. If such schedules do not disclose any information that leads EuroBancshares or Eurobank to determine, in their sole and absolute discretion, that it is not in their best interests to proceed with the Merger, then this Agreement shall remain in full force and effect and the parties shall proceed in accordance with their respective rights and obligations hereunder. If such schedules disclose any information that leads EuroBancshares or Eurobank, in their sole and absolute discretion, that it is not in their best interests to proceed with the Merger, EuroBancshares and Eurobank shall have the unconditional right to terminate this Agreement and all of its obligations hereunder by providing B&T notice of such termination in accordance with the terms of Section
      11.07 of the Agreement no later than 6:00 p.m., Hato Rey, Puerto Rico time on the twenty- first (21st) day following the date of this Agreement.

            C. For purposes of this Agreement, the "Confidential Disclosure Memorandum" shall mean the written information entitled "Confidential Disclosure Memorandum" delivered in connection with this Agreement describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. The parties hereby agree that the information contained in the Confidential Disclosure Memorandum is privileged and confidential in nature and, except as otherwise required by law, shall not be disclosed without the consent of the party furnishing such information. Information disclosed with respect to any one or more Sections or subsections of this Agreement shall be deemed to be disclosed for all other purposes under this Agreement.

                            [Signature Page Follows]

                [Signature Page to Agreement and Plan of Merger]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                 EUROBANCSHARES, INC.

                                 By: /s/ Rafael Arrillaga Torrens, Jr.
                                    ----------------------------------------
                                    Rafael Arrillaga Torrens, Jr.
                                    Chairman of the Board, CEO and President

                                 EUROBANK

                                 By: /s/ Rafael Arrillaga Torrens, Jr.
                                    --------------------------------------------
                                    Rafael Arrillaga Torrens, Jr.
                                    Chairman of the Board, CEO and President

                                 THE BANK & TRUST COMPANY OF PUERTO RICO

                                 By: /s/ Manuel H. Dubon
                                    --------------------------------------------
                                    Manuel H. Dubon
                                    Chairman of the Board

                                    EXHIBIT A

                           DIRECTOR SUPPORT AGREEMENT

                           DIRECTOR SUPPORT AGREEMENT

      THIS DIRECTOR SUPPORT AGREEMENT (the "Agreement") is made and entered into as of the ___ day of _______________, 2004, by and between EUROBANCSHARES, INC., a corporation organized under the laws of the Commonwealth of Puerto Rico ("EuroBancshares"), and _______________, a director (the "Director") of THE BANK & TRUST COMPANY OF PUERTO RICO, a commercial bank organized under the laws of the Commonwealth of Puerto Rico ("B&T").

                                   WITNESSETH:

      WHEREAS, EuroBancshares, Eurobank ("Eurobank"), a commercial bank organized under the laws of the Commonwealth of Puerto Rico and wholly-owned subsidiary of EuroBancshares, and B&T have entered into that certain Agreement and Plan of Merger, dated as of February 24, 2004 (the "Merger Agreement"), pursuant to which EuroBancshares will acquire all of the issued and outstanding shares of capital stock of B&T in exchange for cash and stock, through the merger of B&T with and into Eurobank. Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Merger Agreement ; and

      WHEREAS, in connection with consummation of the transactions contemplated by the Merger Agreement, EuroBancshares and the Director have agreed to enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, EuroBancshares and the Director agree as follows:

      1. Director Support. The Director agrees to use his reasonable efforts to refrain from harming the goodwill of EuroBancshares, B&T, and their respective subsidiaries, and their respective customer and client relationships.

      2.    Director Covenants.

            (a) For and in consideration of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Director agrees that for a period of one (1) year from the date of this Agreement, Director shall not, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever:

                  (i) solicit the banking business of any current customers of B&T; or

                  (ii) (A) prior to the Effective Date of the Merger, recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the preceding twelve (12) months was, an employee of B&T, and (B) after the Effective Date of the Merger, recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is an employee of EuroBancshares or Eurobank at the time and who was an employee of B&T within the preceding twelve (12) months, so long as the Director's inducements are not the reason the employee is no longer employed by B&T, Eurobank or EuroBancshares. Notwithstanding the foregoing and subject to certain conditions as may be imposed by EuroBancshares or Eurobank in their sole discretion, the Special Purpose Vehicle shall be permitted to retain any current or former employee of B&T, EuroBancshares or Eurobank on a consulting basis to assist in collection efforts with respect to certain assets of the Special Purpose Vehicle.

                  (b) If any court of competent jurisdiction should determine that any term or terms of this covenant are too broad in terms of time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they comply with applicable law.

                  (c) The Director agrees that (i) this Agreement is entered into in connection with the sale to EuroBancshares of the goodwill of the business of B&T; (ii) the Director is receiving valuable consideration in this Agreement and in the Merger pursuant to the Merger Agreement, (iii) the restrictions imposed upon Director by this Agreement are essential and necessary to ensure that EuroBancshares acquire the goodwill of B&T, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable.

      3. Termination. This Agreement shall terminate following the end of the noncompete period described in Section 2(a) above.

      4. Effective Date. This Agreement shall become effective at the Effective Date of the Merger as defined in the Merger Agreement. If the Merger Agreement is terminated in accordance with its terms, then this Agreement shall not become effective and shall be of no further force and effect.

      5. Injunctive Relief. EuroBancshares and the Director hereby acknowledge and agree that EuroBancshares and B&T will be irreparably damaged if the provisions of this Agreement are not specifically enforced. Accordingly, EuroBancshares or B&T shall be entitled to an injunction restraining any violation of this Agreement by Director (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy that EuroBancshares or B&T may have at law or in equity.

      6. Assignability. This Agreement shall not be assigned by any party without the prior written consent of the other parties.

      7. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except as otherwise expressly provided herein.

      8. Applicable Law. This Agreement is being executed and delivered in the Commonwealth of Puerto Rico, and the substantive laws of Puerto Rico shall govern the validity, construction, and enforcement of this Agreement. The parties consent to the venue and jurisdiction of any federal or Puerto Rican court sitting in San Juan, Puerto Rico, in any action brought to enforce the terms of this Agreement. The parties irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of any such court and irrevocably and unconditionally waive
(1) any objection any party might now or hereafter have to the venue in any such court and (2) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

      9. Legal Construction. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any provision shall be fully severable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be valid and enforceable.

      10. Notice. Unless otherwise provided herein, any and all payments, notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 10. All communications must be in writing and addressed as follows:

                                 IF TO THE DIRECTOR:
                                 _____________________________
                                 _____________________________
                                 _____________________________
                                 _____________________________

                                 IF TO EUROBANCSHARES :

                                 Mr. Rafael Arrillaga Torrens, Jr.
                                 Chairman of the Board and CEO
                                 EuroBancshares, Inc.

                                 270 Munoz Rivera Avenue
                                 Hato Rey, Puerto Rico 00918
                                 Facsimile: (787) 758-5611

      11. No Delay, Waiver, Etc. No delay on the part of the parties hereto in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

      12. Costs and Fees. In the event of litigation under this Agreement, the non-prevailing party shall be liable for all reasonable litigation costs and attorneys' fees incurred by the prevailing party in connection with the enforcement of any of such prevailing party's rights or remedies against the non-prevailing party.

      13. Entire Agreement. This Agreement supercedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a continuing waiver of any provision hereof by such party.

      14. Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING O UT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [Signature Page Follows]

                 [Signature Page to Director Support Agreement]

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

THE DIRECTOR:                                   ________________________________
                                                ____________

EUROBANCSHARES :                                EUROBANCSHARES, INC.

                                                By:_____________________________
                                                   Rafael Arrillaga Torrens, Jr.
                                                   Chairman of the Board and CEO

                                    EXHIBIT B

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

         THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the "Agreement") dated as of _______________, 2004, is executed by and among THE BANK & TRUST COMPANY OF PUERTO RICO, a commercial bank organized under the laws of the Commonwealth of Puerto Rico ("B&T"), EUROBANCSHARES, INC., a corporation organized under the laws of the Commonwealth of Puerto Rico ("EuroBancshares"), Rafael Arrillaga Torrens, Jr., as a proxy, _____________, as a substitute proxy, and certain other shareholders of B&T set forth on the signature page hereto (together with _________, referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

                                   WITNESSETH:

         WHEREAS, EuroBancshares, Eurobank, a commercial bank organized under the laws of the Commonwealth of Puerto Rico and wholly-owned subsidiary of EuroBancshares ("Eurobank"), and B&T have executed that certain Agreement and Plan of Merger, dated as of February 24, 2004 (the "Merger Agreement "), pursuant to which EuroBancshares will acquire all of the issued and outstanding shares of B&T in exchange for cash and stock, through the merger of B&T with and into Eurobank (herein, the "Merger"). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Merger Agreement;

         WHEREAS, Section 5.15 of the Merger Agreement requires that B&T deliver to EuroBancshares the irrevocable proxies of the Shareholders; and

         WHEREAS, B&T and EuroBancshares are relying on the irrevocable proxies in incurring expenses in reviewing B&T's business, in preparing a proxy statement and offering circular to be distributed to B&T's shareholders in accordance with Section 5.02 of the Merger Agreement ("Proxy Statement"), in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger.

         NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, B&T, EuroBancshares and the Shareholders undertake, promise, covenant and agree with each other as follows:

         1. As of the date hereof, the Shareholders beneficially own, and own of record, (i) that number of shares of common stock, par value $2.50 per share, of B&T (the "B&T Common Stock"), (ii) that number of shares of Series A 7.50% non-cumulative, convertible, perpetual, monthly income, preferred stock, par value $10.00 per share, of B&T (the "Series A Preferred Stock"), and (iii) that number of shares of Series B 9.625% non-cumulative, non-convertible, term monthly, preferred stock, par value $10.00 per share, of B&T with a liquidation preference of $25.00 (the "Series B Preferred Stock," and collectively with the B&T Common Stock and the Series A Preferred Stock, the "B&T Stock"), set forth below their names on the signature pages hereto (all such shares and any shares hereafter acquired by the Shareholders prior to the termination of this Agreement being referred to herein as the "Shares"). The Shareholders have the full legal capacity and authority to execute, deliver and perform this Agreement in accordance with its terms. The Shareholders hereby agree to vote at the shareholders' meeting referred to in Section 1.08 of the Merger Agreement (the "Meeting") such Shareholder's Shares and to direct the vote of all such Shares or to give written consent as to all such Shareholder's Shares to an action in lieu of the Meeting in favor of approval and adoption of the Merger and the Merger Agreement and all of the agreements and transactions contemplated by the Merger Agreement.

         2. If B&T conducts a meeting of, solicits written consents from or otherwise seeks a vote of its shareholders with respect to any Acquisition Transaction (as that term is defined below) or any other matter which may contradict any provision of this Agreement or the Merger Agreement, or may prevent EuroBancshares or B&T from consummating the Merger, then the Shareholders shall vote the Shares in the manner most favorable to consummation of the Merger and the transactions contemplated by the Merger Agreement.

                  "Acquisition Transaction" shall, with respect to B&T, mean any of the following: (i) a merger, consolidation, share exchange or any similar transaction (other than the Merger) of any company or entity with B&T, (ii) a purchase, lease or other acquisition of all or substantially all the assets of B&T, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of B&T after the date of this Agreement, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of B&T, (v) a public proxy or consent solicitation made to stockholders of B&T seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, or (vi) the making of a bona fide offer or proposal to the Board of Directors or shareholders of B&T, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

         3. In order to better effect the provisions of Sections 1, 2 and 5 of this Agreement, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Rafael Arrillaga Torrens, Jr., with full power of substitution, his or her true and lawful proxy and attorney-in-fact (the "Proxy Holder") to vote at the Meeting or to give written consent to an action in lieu of the Meeting as to, all of such Shareholder's Shares in favor of the approval of the Merger and the Merger Agreement and the transactions contemplated by the Merger Agreement, however, that this proxy shall not apply with respect to any vote on the Merger or the Merger Agreement if the Merger Agreement is modified so as to reduce the amount of consideration to be received by the Shareholders or the tax consequences of the receipt thereof under the Merger Agreement in its present form.

         4. Rafael Arrillaga Torrens, Jr., by his execution below, hereby appoints __________ as substitute proxy to act as the Proxy Holder under this Agreement; provided, however, that such appointment of _______________ as Proxy Holder is subject to revocation by Rafael Arrillaga Torrens, Jr. at any time upon notice to B&T. ______________, by his execution below as substitute Proxy Holder, agrees to vote all of the Shareholders' Shares at the Meeting or to give written consent to an action in lieu of the Meeting, in favor of the approval of the Merger and the Merger Agreement and the transactions contemplated by the Merger Agreement, with such modifications to the Merger and the Merger Agreement as the parties may make; provided, however, that this proxy shall not apply with respect to any vote on the Merger or the Merger Agreement if the Merger Agreement is modified so as to reduce the amount of consideration to be received by the Shareholders or the tax consequences of the receipt thereof under the Merger Agreement in its present form.

         5. Each Shareholder hereby covenants and agrees that, until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, directly or indirectly, without the prior written consent of EuroBancshares, (i) sell, assign, transfer or dispose of any of such Shareholder's Shares, unless the buyer, assignee or transferee of such Shareholder's Shares executes and delivers an amendment to this Agreement whereby such recipient becomes bound by the terms of this Agreement, (ii) hypothecate such shares under terms that would prevent the voting thereof, (iii) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto except as herein provided, or (iv) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any of the Shares, unless the proposed buyer, assignee or transferee of such Shareholder's Shares executes and delivers an amendment to this Agreement whereby such recipient becomes bound by the terms of this Agreement.

         Notwithstanding any of the foregoing, any Shareholder may (i) make such gifts of such Shareholder's Shares as such Shareholder may choose to make so long as the recipient of such Shareholder's Shares executes and delivers an amendment to this Agreement whereby such recipient becomes bound by the terms of this Agreement, and (ii) convert their shares of Series A Preferred Stock to the number of shares of B&T Common Stock to which they are entitled; provided, however, that any shares of B&T Common Stock received by a Shareholder a result of the conversion of Series A Preferred Stock shall become subject to the terms of this Agreement.

         6. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 3 and shall not extend to any other matters.

         7. The Shareholders acknowledge that B&T and EuroBancshares are relying on this Agreement in incurring expenses in reviewing B&T's business, in preparing the Proxy Statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW. The Shareholders and B&T acknowledge that the performance of this Agreement is intended to benefit EuroBancshares.

         8. This Agreement and the irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the transactions contemplated by the Merger Agreement.

         9. The vote of the Proxy Holder shall control in any conflict between his vote of the Shares and a vote by the Shareholders of the Shares, and B&T agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger and the Merger Agreement as set forth in Section 1 hereof.

         10. In the event that a Shareholder transfers a certificate representing any of the Shares prior to the Meeting, B&T shall require such certificate to bear the following endorsement, noted conspicuously thereon:

         The shares of stock represented by this certificate are subject to the terms of a Voting Agreement and Irrevocable Proxy dated
         _______________, 2004, a copy of which is on file in the principal office of The Bank & Trust Company of Puerto Rico.

         11. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by B&T, EuroBancshares and such Shareholder.

         12. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

         13. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

         14. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

         15. THIS AGREEMENT AND THE RELATIONS AMONG THE PARTIES HERETO ARISING FROM THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PUERTO RICO.

                            [Signature Page Follows]

           [Signature Page to Voting Agreement and Irrevocable Proxy]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

                                         EUROBANCSHARES, INC.

                                         By: ___________________________________

                                               Rafael Arrillaga Torrens, Jr.
                                               Chairman of the Board, CEO and
                                               President

                                         PROXY HOLDER:

                                         By: ___________________________________

                                               Rafael Arrillaga Torrens, Jr.

                                         Address for EuroBancshares and the
                                         Proxy Holder:

                                         EuroBancshares, Inc.
                                         270 Munoz Rivera Avenue
                                         Hato Rey, Puerto Rico 00918
                                         Facsimile: (787) 758-5611

                                         THE BANK & TRUST COMPANY OF PUERTO
                                         RICO

                                         By: ___________________________________
                                               Manuel Dubon
                                               Chairman of the Board

                                         SUBSTITUTE PROXY HOLDER:

                                         By: ___________________________________
                                               ___________

                                         SHAREHOLDERS:

____ shares of B&T Common Stock          _______________________________________
____ shares of Series A Preferred Stock
____ shares of Series B Preferred Stock

____ shares of B&T Common Stock          _______________________________________
____ shares of Series A Preferred Stock
____ shares of Series B Preferred Stock

___ shares of B&T Common Stock           ___________________________________
___ shares of Series A Preferred Stock
___ shares of Series B Preferred Stock

___ shares of B&T Common Stock           ___________________________________
___ shares of Series A Preferred Stock
___ shares of Series B Preferred Stock

___ shares of B&T Common Stock           ___________________________________
___ shares of Series A Preferred Stock
___ shares of Series B Preferred Stock

___ shares of B&T Common Stock           ___________________________________
___ shares of Series A Preferred Stock
___ shares of Series B Preferred Stock

                                         Address for The Bank & Trust
                                         Company of Puerto Rico the
                                         Substitute Proxy Holder and all the
                                         Shareholders:

                                         The Bank & Trust Company of Puerto Rico
                                         250 Munoz Rivera Avenue
                                         Hato Rey, Puerto Rico 00919
                                         Facsimile: _______________

                                    EXHIBIT C

                            FORM OF DIRECTOR RELEASE

                                     RELEASE
                                   (DIRECTOR)

         This Release (the "Release"), dated as of _______________, 2004, is made by _______________ (the "Director"), in favor of The Bank & Trust Company of Puerto Rico, a commercial bank organized under the laws of the Commonwealth of Puerto Rico ("B&T").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement "), dated as of February 24, 2004, by and among EuroBancshares, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico ("EuroBancshares"), Eurobank, a commercial bank organized under the laws of the Commonwealth of Puerto Rico and wholly-owned subsidiary of EuroBancshares ("Eurobank"), and B&T, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Director shall have executed and delivered to B&T an instrument releasing B&T from any and all claims of such Director (except to their deposits and accounts);

         WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 8.08 of the Merger Agreement as discussed above;

         WHEREAS, the Director desires to enter into this Release in consideration of the matters set forth herein;

         NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Director agrees as follows:

         Attached hereto is a list of all loans outstanding from B&T to the Director. The Director acknowledges that, to the best of his knowledge, there are no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against B&T, except as a result of the Director's separate capacity as an officer or as a depositor with B&T. The Director for himself and on behalf of his heirs and assigns (the "Director Releasing Parties") releases, acquits and forever discharges B&T and its predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Director Releasing Parties, or any of them, has now, known or unknown, now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that B&T shall not be released from any obligations or liabilities to the Director (i) pursuant to the provisions of the certificate of incorporation or bylaws of B&T regarding the indemnification of directors; (ii) in connection with any deposits, accounts, fees, accrued benefits or other written contractual obligations of B&T to the Director; and (iii) with respect to the Director's separate capacity as an officer of B&T, if applicable.

         It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by B&T. The Director hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that the Director may have or be entitled to against B&T, and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents other than obligations or liabilities to the Director (i) pursuant to the provisions of the certificate of incorporation or bylaws of B&T regarding the indemnification of directors; (ii) in connection with any deposits, accounts, fees, accrued benefits or other written contractual obligations of B&T to the Director; and (iii) with respect to the Director's separate capacity as an Officer of B&T, if applicable.

         The Director represents and warrants that he has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Director in the capacity in which executed. The Director further represents and warrants that he has entered into this Release freely of his own accord and without reliance on any representations of any kind or character not set forth herein. The Director enters into this release upon the advice of and in concurrence with his or her own legal counsel.

         This Release shall be construed and enforced in accordance with the laws of the Commonwealth of Puerto Rico, and to the extent applicable, the laws of the United States. If any provision of this Release or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable to any extent, such provision shall be deemed severable, the remainder of this Release and the application of all other provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law. This Release is executed as of the date first above written. As used herein, the singular includes the plural, the masculine includes the feminine and neuter, and vice versa.

                            [Signature Page Follows]

                           [Signature Page to Release]

                                         THE DIRECTOR:

                                         __________________________________
                                         Printed Name: ____________________

         COMMONWEALTH OF PUERTO RICO     Section
                                         Section
         CITY OF HATO REY                Section

         This instrument was acknowledged before me on _______________, 2004, by _______________, Individually.

                        ___________________________________________________
                        Notary Public in and for the Commonwealth of Puerto Rico Printed Name:______________________________________
                        My Commission Expires:_____________________________

                                    EXHIBIT D

                             FORM OF OFFICER RELEASE

                                     RELEASE
                                    (OFFICER)

         This Release (the "Release"), dated as of _______________, 2004, is made by ____________________ (the "Officer"), in favor of The Bank & Trust Company of Puerto Rico, a commercial bank organized under the laws of the Commonwealth of Puerto Rico ("B&T").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 24, 2004, by and among EuroBancshares, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico ("EuroBancshares"), Eurobank, a commercial bank organized under the laws of the Commonwealth of Puerto Rico and wholly-owned subsidiary of EuroBancshares ("Eurobank"), and B&T, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Officer shall have executed and delivered to EuroBancshares and Eurobank an instrument releasing B&T from any and all claims of such Officer (except to their deposits and accounts);

         WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 8.08 of the Merger Agreement as discussed above;

         WHEREAS, the Officer desires to enter into this Release in consideration of the matters set forth herein;

         NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Officer agrees as follows:

         Attached hereto is a list of all loans outstanding from B&T to the Officer. The Officer acknowledges that, to the best of his knowledge, there are no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against B&T, except (i) as a result of the Officer's separate capacity as a director or as a depositor with B&T or other written contractual obligations of B&T to the Officer, (ii) for salary or bonus due to such Officer in the ordinary course of business, or (iii) in connection with medical claims not yet filed. The Officer for himself and on behalf of his heirs and assigns (the "Officer Releasing Parties") releases, acquits and forever discharges B&T and its predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Officer Releasing Parties, or any of them, has now, known or unknown, now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that B&T shall not be released from any obligations or liabilities to the Officer (i) pursuant to the provisions of the certificate of incorporation or bylaws of B&T regarding the indemnification of officers; (ii) in connection with any deposits or accounts of the Officer or other written contractual obligations of B&T to the Officer; (iii) with respect to the Officer's separate capacity as a director of B&T, if applicable; (iv) any accrued compensation and benefits; and (v) in connection with medical claims not yet filed.

         It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by B&T. The Officer hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that the Officer may have or be entitled to against B&T, and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents other than obligations or liabilities to the Officer (i) pursuant to the provisions of the certificate of incorporation or bylaws of B&T regarding the indemnification of officers; (ii) in connection with any deposits or accounts of the Officer or other written contractual obligations of B&T to the Officer existing on the date of this Release; (iii) with respect to the Officer's separate capacity as a director of B&T, if applicable, (iv) any accrued compensation and benefits; and (v) in connection with any medical claims not yet filed.

         The Officer represents and warrants that he has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Officer in the capacity in which executed. The Officer further represents and warrants that he has entered into this Release freely of his own accord and without reliance on any representations of any kind or character not set forth herein. The Officer enters into this release upon the advice of and in concurrence with his or her own legal counsel.

         This Release shall be construed and enforced in accordance with the laws of the Commonwealth of Puerto Rico, and to the extent applicable, the laws of the United States. If any provision of this Release or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable to any extent, such provision shall be deemed severable, the remainder of this Release and the application of all other provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law. This Release is executed as of the date first above written. As used herein, the singular includes the plural, the masculine includes the feminine and neuter, and vice versa.

                            [Signature Page Follows]

                           [Signature Page to Release]

                                  THE OFFICER:

                                         __________________________________
                                         Printed Name: ____________________

         COMMONWEALTH OF PUERTO RICO     Section
                                         Section
         CITY OF HATO REY                Section

         This instrument was acknowledged before me on _______________, 2004, by _______________, Individually.

                        ___________________________________________________
                        Notary Public in and for the Commonwealth of Puerto Rico Printed Name:______________________________________
                        My Commission Expires:_____________________________

                                    EXHIBIT E

                              FORM OF LEGAL OPINION

                              FORM OF LEGAL OPINION

         (i) B&T (A) is validly existing as a banking corporation in good standing under the laws of the Commonwealth of Puerto Rico, with full corporate power and authority to own its properties and conduct the business it transacts, and (B) holds all approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where the failure to hold such approvals, authorizations, orders, licenses, certificates or permits would not, singularly or in the aggregate, have a Material Adverse Effect.

         (ii) B&T has all requisite power and authority under applicable law and its certificate of incorporation and by-laws to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby; all acts and other proceedings required to be taken by or on the part of B&T under applicable law and its certificate of incorporation and by-laws to execute and deliver the Merger Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Merger Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of B&T enforceable against B&T in accordance with its terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (iii) Based solely on an examination of the stock ledger of B&T and an officer's certificate of B&T, the authorized capital stock of B&T consists solely of (a) 15,000,000 shares of common stock, par value $2.50 per share, of which 5,472,211 shares are issued and outstanding, (b) 212,631 shares of Series A preferred stock, par value $10.00 per share, of which 63,998 shares are issued and outstanding, (c) 600,000 shares of Series B preferred stock, par value $10.00 per share, of which 600,000 shares are issued and outstanding, and (d) 1,400,000 shares of Series C preferred stock, par value $10.00 per share, of which no shares are issued and outstanding.

         (iv) Based solely on an examination of the stock ledger of B&T, of the agreements identified by B&T to counsel and to Eurobank, and of an officer's certificate of B&T, except as previously disclosed in writing to EuroBancshares and Eurobank, there are no (a) other outstanding equity securities of any kind or character, or (b) outstanding subscriptions, contracts, options, convertible securities, preemptive rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating B&T to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of B&T.

         (v) The execution and delivery by B&T of the Merger Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of incorporation or bylaws of B&T, or (b) to the best of our knowledge and except as disclosed in the Merger Agreement, any Puerto Rico law or regulation applicable to B&T.

         (vi) All approvals, consents, orders, authorizations, registrations, declarations and filings required to be made or obtained by B&T under applicable law and its certificate of incorporation and by-laws prior to the Closing in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been made or obtained.

                                    EXHIBIT F

              FORM OF CERTIFICATE OF DESIGNATION OF PREFERRED STOCK

                           CERTIFICATE OF DESIGNATION

                OF THE BOARD OF DIRECTORS OF EUROBANCSHARES, INC.

                     NONCUMULATIVE PREFERRED STOCK, SERIES A

         We, the undersigned, President and Secretary of EuroBancshares, Inc. (hereinafter called "EuroBancshares"), a corporation organized under the laws of the Commonwealth of Puerto Rico, do hereby certify that, pursuant to the authority conferred upon the Board of Directors of EuroBancshares by the Certificate of Incorporation of EuroBancshares, the Board of Directors on _______________, 2004 adopted the following resolutions creating a series of
__________ shares of Serial Preferred Stock designated as the "Noncumulative Preferred Stock, Series A."

                  WHEREAS, EuroBancshares, Eurobank ("Eurobank"), a commercial bank duly organized and existing under the laws of the Commonwealth of Puerto Rico, and The Bank & Trust Company of Puerto Rico, a commercial bank duly organized and existing under the laws of the Commonwealth of Puerto Rico ("B&T"), are parties to that certain Agreement and Plan of Merger dated as of February 24, 2004 (the "Merger Agreement") pursuant to which EuroBancshares will acquire all of the issued and outstanding shares of capital stock of B&T through the merger of B&T with and into Eurobank (the "Merger");

                  WHEREAS, pursuant to the terms of the Merger Agreement, certain shareholders of B&T that own one or more shares of (i) Series A 7.50% noncumulative, convertible, perpetual, monthly income, preferred stock, par value $10.00 per share, of B&T, or (ii) Series B 9.625% noncumulative, nonconvertible, term monthly, preferred stock, par value $10.00 per share, of B&T ("B&T Preferred Stock") will be entitled to receive a number of shares of Noncumulative Preferred Stock, Series A of EuroBancshares as described in the Merger Agreement ; and

                  WHEREAS, the Board of Directors of EuroBancshares deems it advisable and in the best interests of EuroBancshares and its shareholders to designate a series of preferred stock of EuroBancshares to be issued to holders of the B&T Series B Preferred Stock pursuant to the Merger.

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of EuroBancshares in accordance with the provisions of its Certificate of Incorporation, a series of Serial Preferred Stock of EuroBancshares be and it hereby is created.

                  FURTHER RESOLVED, that the Board of Directors has determined that the preferences and relative, participating, optional or other special rights of the shares of such series of preferred stock, and the qualifications, limitations or restrictions thereof, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing shareholders of EuroBancshares.

                  FURTHER RESOLVED, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series of preferred stock, and the qualifications, limitations or restrictions thereof are as follows:

         A.       DESIGNATION AND AMOUNT

                  The shares of such series of preferred stock shall be designated as the "Noncumulative Preferred Stock Series A " (hereinafter called the "Series A Preferred Stock"), and the number of authorized shares constituting such series shall be __________, par value $__________ per share.

         B.       DIVIDENDS

                  1. Holders of record of the Series A Preferred Stock ("Holders") will be entitled to receive, when, as and if declared by the Board of Directors of EuroBancshares or an authorized committee thereof (the "Board of Directors"), out of funds of EuroBancshares legally available therefor, monthly noncumulative cash dividends payable on the last day of each calendar month (each a "Dividend Payment Date") at a rate per annum equal to 6.825% (the "Dividend Rate").

                  2. Dividends on the Series A Preferred Stock will accrue from their date of original issuance and will be payable (when, as and if declared by the Board of Directors of EuroBancshares out of funds of EuroBancshares legally available therefor) in arrears in United States dollars commencing on _______________, 2004, and on each Dividend Payment Date thereafter to the holders of record of the Series A Preferred Stock as they appear on the books of EuroBancshares on the fifteenth day of the month for which the dividends are payable. In the event that any date on which dividends are payable is not a Business Day (as defined below), then payment of the dividend payable on such date will be made on the next succeeding Business Day without any interest or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the Business Day immediately preceding the relevant date of payment, in each case with the same force and effect as if made on such date. A "Business Day" is a day other than a Saturday, Sunday or any other day on which banking institutions in San Juan, Puerto Rico are permitted or required by any applicable law to close.

                  3. Dividends on the Series A Preferred Stock will be noncumulative. EuroBancshares is not obligated or required to declare or pay dividends on the Series A Preferred Stock, even if it has funds available for the payment of such dividends. If the Board of Directors of EuroBancshares does not declare a dividend payable on a Dividend Payment Date in respect of the Series A Preferred Stock, then the holders of such Series A Preferred Stock shall have no right to receive a dividend in respect of the dividend period ending on such Dividend Payment Date and EuroBancshares will have no obligation to pay the dividend accrued for such dividend period or to pay any interest thereon, whether or not

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

         dividends on such Series A Preferred Sock are declared for any future dividend period.

                  4. The amount of dividends payable for any dividend period will be computed on the basis of the actual number of days in the dividend period concerned divided by 360.

                  5. Subject to any applicable fiscal or other laws and regulations, each dividend payment will be made by dollar check drawn on a bank in San Juan, Puerto Rico and mailed to the record holder thereof at such holder's address as it appears on the register for such Series A Preferred Stock.

                  6. So long as any shares of the Series A Preferred Stock remain outstanding, EuroBancshares shall not declare, set apart or pay any dividend or make any other distribution of assets (other than dividends paid or other distributions made in stock of EuroBancshares ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of EuroBancshares) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for stock of EuroBancshares ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of EuroBancshares), shares of common stock or of any other class of stock of EuroBancshares ranking junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of EuroBancshares, unless (i) all accrued and unpaid dividends on the Series A Preferred Stock for the twelve monthly dividend periods ending on the immediately preceding Dividend Payment Date shall have been paid or are paid contemporaneously and the full monthly dividend on the Series A Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment, and (ii) EuroBancshares has not defaulted in the payment of the redemption price of any shares of Series A Preferred Stock called for redemption.

                  7. When dividends are not paid in full on the Series A Preferred Stock and any other shares of stock of EuroBancshares ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any such other shares of stock of EuroBancshares will be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and any such other shares of stock will in all cases bear to each other the same ratio that the accrued dividends per share on the Series A Preferred Stock for the then current dividend period bears to the accrued dividends per share on such other shares of stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend).

                  8. Holders of record of the Series A Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of the dividends provided for herein on the shares of Series A Preferred Stock.

         C.       CONVERSION

                  1. The Series A Preferred Stock will not be convertible into or exchange able for any other securities of EuroBancshares.

         D.       REDEMPTION AT THE OPTION OF EUROBANCSHARES

                  1. The shares of the Series A Preferred Stock will be redeemable in whole or in part at any time and from time to time at the option of EuroBancshares, with the consent of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to the extent required by D. 6 below, upon not less than thirty nor more than sixty days' notice by mail, at the redemption price of $__________ per share, plus accrued and unpaid dividends from the dividend payment date immediately preceding the redemption date (without any cumulation for unpaid dividends for prior dividend periods on the Series A Preferred Stock) to the date fixed for redemption.

                  2. In the event that less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed in any redemption at the option of EuroBancshares, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem equitable, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series A Preferred Stock may at the time be listed or eligible for quotation.

                  3. Notice of any proposed redemption shall be given by EuroBancshares by mailing a copy of such notice to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their address of record, not more than sixty nor less than thirty days prior to the redemption date. The notice of redemption to each holder of shares of Series A Preferred Stock shall specify the number of shares of Series A Preferred Stock to be redeemed, the redemption date and the redemption price payable to such holder upon redemption, and shall state that from and after said date dividends thereon will cease to accrue. If less than all the shares owned by a holder are then to be redeemed at the option of EuroBancshares, the notice shall also specify the number of shares of Series A Preferred Stock which are to be redeemed and the numbers of the certificates representing such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption shall not affect

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

         the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.

                  4. Notice having been mailed as aforesaid, from and after the redemption date (unless default be made in the payment of the redemption price for any shares to be redeemed), all dividends on the shares of Series A Preferred Stock called for redemption shall cease to accrue and all rights of the holders of such shares as stockholders of EuroBancshares by reason of the ownership of such shares (except the right to receive the redemption price, on presentation and surrender of the respective certificates representing the redeemed shares), shall cease on the redemption date, and such shares shall not after the redemption date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.

                  5. Any shares of the Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

                  6. To the extent required to have the Series A Preferred Stock treated as Tier 1 capital for regulatory capital purposes or otherwise required by applicable regulations of the Federal Reserve, the shares of Series A Preferred Stock may not be redeemed by EuroBancshares without the prior consent of the Federal Reserve.

         E.       LIQUIDATION PREFERENCE

                  1. Upon any voluntary or involuntary liquidation, dissolution, or winding up of EuroBancshares, the then record holders of shares of Series A Preferred Stock will be entitled to receive out of the assets of EuroBancshares available for distribution to shareholders, before any distribution is made to holders of common stock or any other equity securities of EuroBancshares ranking junior upon liquidation to the Series A Preferred Stock, distributions upon liquidation in the amount of $__________ per share plus an amount equal to any accrued and unpaid dividends (without any cumulation for unpaid dividends for prior dividend periods on the Series A Preferred Stock) for the current dividend period to the date of payment. Such amount shall be paid to the holders of the Series A Preferred Stock prior to any payment or distribution to the holders of the common stock of EuroBancshares or of any other class of stock or series thereof of EuroBancshares ranking junior to the Series A Preferred Stock in respect of dividends or as to the distribution of assets upon liquidation.

                  2. If upon any voluntary or involuntary liquidation, dissolution or winding up of EuroBancshares, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of EuroBancshares ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of EuroBancshares in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they would otherwise be entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of EuroBancshares.

                  3. Neither the consolidation or merger of EuroBancshares with any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of EuroBancshares, shall be deemed to be a liquidation, dissolution, or winding up of EuroBancshares.

         F.       VOTING RIGHTS

                  1. Except as described below or otherwise required by applicable law, holders of the Series A Preferred Stock will not be entitled to receive notice of or attend or vote at any meeting of stockholders of EuroBancshares.

                  2. If EuroBancshares does not pay dividends in full on the Series A Preferred Stock for eighteen consecutive monthly dividend periods, the holders of the outstanding shares of the Series A Preferred Stock, together with the holders of any other shares of stock of EuroBancshares having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled, by written notice to EuroBancshares given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two additional members of the Board of Directors of EuroBancshares, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors or an authorized committee thereof will convene a separate general meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the Series A Preferred Stock and any such other stock will be entitled to convene such meeting. The provisions of the Certificate of Incorporation and Bylaws of EuroBancshares relating to the convening and conduct of general meetings of shareholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, EuroBancshares shall have resumed the payment of dividends in full on the Series A Preferred Stock and each such other series of stock for twelve consecutive monthly dividend periods. EuroBancshares shall take such action as may be required to give effect to the voting rights provided herein.

                  3. Any amendment, alteration or repeal of the rights, preferences and privileges of the Series A Preferred Stock by way of amendment of EuroBancshares' Certificate of Incorporation whether by merger or otherwise (including, without limitation, the authorization or issuance of any shares of EuroBancshares ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to the Series A Preferred Stock) which would materially and adversely affect the powers, preferences or special rights of the Series A Preferred Stock shall not be effective (unless otherwise required by applicable law) except with the consent in writing of the holders of at least two thirds of the outstanding aggregate liquidation preference of the outstanding shares of the Series A Preferred Stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two thirds of the aggregate liquidation preference of the outstanding shares of the Series A Preferred Stock. Notwithstanding the foregoing, EuroBancshares may, without the consent or sanction of the holders of the Series A Preferred Stock, authorize and issue shares of EuroBancshares ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series A Preferred Stock. The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                  4. No vote of the holders of the Series A Preferred Stock will be required for EuroBancshares to redeem or purchase and cancel the Series A Preferred Stock in accordance with the Certificate of Incorporation of EuroBancshares.

                  5. EuroBancshares will cause a notice of any meeting at which holders of the Series A Preferred Stock are entitled to vote to be mailed to each record holder of Series A Preferred Stock. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote, and (iii) instructions for deliveries of proxies.

                  6. Except as set forth in this Section F, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for taking any corporate action.

         G.       RANK

                  The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of EuroBancshares and to all other equity securities issued by EuroBancshares the terms of which specifically provide that such equity securities will rank junior to the Series A Preferred Stock (or to a number of series of preferred stock which includes the Series A Preferred Stock); (ii) on a parity with all other equity securities issued by EuroBancshares the terms of which specifically provide that such equity securities will rank on a parity with the Series A Preferred Stock (or with a number of series of preferred stock which includes the Series A Preferred Stock); and (iii) subject to the provisions of F.2 hereof, junior to all equity securities issued by EuroBancshares the terms of which specifically provide that such equity securities will rank senior to the Series A Preferred Stock (or to a number of series of preferred stock which includes the Series A Preferred Stock). For this purpose, the term "equity securities" does not include debt securities convertible into or exchangeable for equity securities.

         H. FORM OF CERTIFICATE FOR SERIES A PREFERRED STOCK; TRANSFER AND REGISTRATION

                  1. The Series A Preferred Stock shall be issued in registered form only. EuroBancshares may treat the record holder of a share of Series A Preferred Stock, including any holder that holds such share on behalf of any other person, as such record holder appears on the books of the registrar for the Series A Preferred Stock, as the sole owner of such share for all purposes.

                  2. The transfer of a share of Series A Preferred Stock may be registered upon the surrender of the certificate evidencing the share of Series A Preferred Stock to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the office of the transfer agent and registrar.

                  3. Registration of transfers of shares of Series A Preferred Stock will be effected without charge by or on behalf of EuroBancshares, but upon payment (or the giving of such indemnity as the transfer agent and registrar may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

                  4. EuroBancshares will not be required to register the transfer of a share of Series A Preferred Stock after such share has been called for redemption.

         I.       REPLACEMENT OF LOST CERTIFICATES

                  If any certificate for a share of Series A Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of EuroBancshares in connection with the request as the Board of Directors of EuroBancshares may determine.

         J.       NO PREEMPTIVE RIGHTS

                  Holders of the Series A Preferred Stock will have no preemptive or preferential rights to purchase any securities of EuroBancshares.

         K.       NO REPURCHASE AT THE OPTION OF HOLDERS; MISCELLANEOUS

                  Holders of Series A Preferred Stock will have no right to require EuroBancshares to redeem or repurchase any shares of Series A Preferred Stock, and the shares of Series A Preferred Stock are not subject to any sinking fund or similar obligation. EuroBancshares may, at its option, purchase shares of the Series A Preferred Stock from holders thereof from time to time, by tender, in privately negotiated transactions or otherwise.

         The undersigned hereby certify that the foregoing resolutions were duly authorized in accordance with the provisions of the Puerto Rico General Corporation Law of 1995.

                            [Signature Page Follows]

                 [Signature Page to Certificate of Designation]

         IN WITNESS WHEREOF, EuroBancshares has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and its Assistant Secretary, this ___ the day of ______________, 2004.

                                               EUROBANCSHARES, INC.

                                               By: _____________________________
                                                   Rafael Arrillaga Torrens, Jr.
                                                   President

[CORPORATE SEAL]

                                               By: _____________________________
                                                   Yadira Mercado
                                                   Secretary

                                    EXHIBIT G

              LIST OF DIRECTORS AND EXECUTIVE OFFICERS OF EUROBANK

                        NAMES AND ADDRESSES OF DIRECTORS

Mr. Rafael Arrillaga-Torrens, Jr.
Condominio Crown Plaza
1360 Calle Luchetti, Apt. 4
San Juan, PR 00907

Mr. Pedro Feliciano Benitez
Bo. Boqueron
Carr, 937, Km. 3
Las Piedras, PR 00771

Mr. Jorge Calderon
Villas de Cupey
Zenobia #D-7
San Juan, PR 00926

Mr. Placido Gonzalez Cordova
Estancias El Verde
Oporto #25
Caguas, PR 00725

Mr. Antonio Pavia Bibiloni
Parque Bucare
Bromelia #32
San Juan, PR 00927

Mr. William Torres Torres
Condominio Playa Esmeralda
Amapola Girona PH1
Isla Verde, PR 00913

Mr. Juan Gomez-Cuetera
RISI S.S.
Ctra. Ajalvir
Daganzo KM 2, 28814
Daganzo, Madrid, Espana

Diana Lopez-Feliciano, Esq.
PO Box 1406
Rincon, PR 006677

Mr. Ricardo Levy-Echeandia
Condominio Sunside, Suite 20A
Avenida Ashford #1319
Condado, PR 00907

                NAMES AND ADDRESSES OF SENIOR EXECUTIVE OFFICERS

Mr. Rafael Arrillaga-Torrens, Jr.
Condominio Crown Plaza
1360 Calle Luchetti, Apt. 4
San Juan, PR 00907

Ms. Yadira Mercado
Paseo San Juan
Catedral #D-12
San Juan, PR 00926

Mr. James I. Thomson
Portofino Bldg. 14B
Palm Circle #5
Guaynabo, PR 00968

Mr. Jaime Noble
Parques de San Ignacio
Calle 41 OHS
San Juan, PR 00921

Jorge E. Sepulveda-Estrada
Urb. Sabanera
Camino Pomarrosa #166
Cidra, PR 00739